As filed with the Securities and Exchange
Commission on November 22, 2004                      Registration No. 333-117868

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------


                                 AMENDMENT NO. 2

                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                 (Name of Small Business Issuer in its Charter)

         DELAWARE                           8731                 87-0448400
  (State or Jurisdiction of        (Primary Standard          (I.R.S Employer
Incorporation or Organization)   Industrial Classification   Identification No.)
                                      Code Number)

                        17700 CASTLETON STREET, SUITE 589
                       CITY OF INDUSTRY, CALIFORNIA 91748
                                 (626) 964-3232
          (Address and Telephone Number of Principal Executive Offices)

                        17700 CASTLETON STREET, SUITE 589
                       CITY OF INDUSTRY, CALIFORNIA 91748
     (Address of Principal Place of Business or intended Place of Business)

                           JAMES NIAN ZHAN, SECRETARY
                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                        17700 CASTLETON STREET, SUITE 589
                       CITY OF INDUSTRY, CALIFORNIA 91748
                                 (626) 964-3232

                                    Copy to:

                             V. JOSEPH STUBBS, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436
                                 (818) 444-4500

            (Name, Address and Telephone Number of Agent for Service)

     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, Check the following box. [_]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                    SUBJECT TO COMPLETION - NOVEMBER 22, 2004


                                   PROSPECTUS

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION

                     Up to 45,277,605 shares of Common Stock

         This prospectus relates to the resale by the selling stockholders of up to 45,277,605 shares of common stock of Kiwa Bio-Tech Products Group Corporation by certain persons who are stockholders of Kiwa. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Cornell Capital Partners, LP, Newbridge Securities Corporation and WestPark Capital, Inc. are each an underwriter within the meaning of the Securities Act of 1933 in connection with its sale of shares pursuant to this prospectus. The other selling stockholders may be deemed underwriters of the shares of common stock which they are offering.


         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement which was entered into on July 6, 2004, between Cornell Capital Partners, LP and us.

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol KWBT. The shares of our common stock are being offered for sale by the selling stockholders at prices established on the OTC Bulletin Board during the term of this offering. On November 19, 2004, the last reported sale price of our common stock was $0.08 per share.




       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 3.



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE SELLING STOCKHOLDERS NOR KIWA MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



         The date of this prospectus is ___________________.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................3
USE OF PROCEEDS..............................................................13
DILUTION.....................................................................15
SELLING STOCKHOLDERS.........................................................15
EQUITY LINE OF CREDIT........................................................17
PLAN OF DISTRIBUTION.........................................................20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............22
DESCRIPTION OF SECURITIES....................................................24
INTEREST OF NAMED EXPERTS AND COUNSEL........................................25
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
     FOR SECURITIES ACT LIABILITY............................................25
DESCRIPTION OF BUSINESS......................................................25
MANAGEMENT'S DISCUSSION AND ANAYLSYS OR PLAN OF OPERATION....................32
DESCRIPTION OF PROPERTY......................................................43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................43
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................44
EXECUTIVE COMPENSATION.......................................................45
HOW TO GET MORE INFORMATION..................................................47
INDEX TO FINANCIAL STATEMENTS................................................F-1

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Kiwa," the "Company," "we," "us," and "our" refer to Kiwa Bio-Tech Products Group Corporation.

OVERVIEW

         We are a development stage company that aims to build a platform to commercialize bio-technological research and development results for applications in agriculture and environmental protection. In this respect, we are working on developing cooperative research relationships with several universities in China and the United States. We are also planning to acquire innovative technologies to reduce research and development costs and shorten commercialization cycles for bio-technological products. We are currently developing technologies related to applications of photosynthesis bacteria, biologic catalyst, and synergetic enzyme, and are preparing to file patent applications in the United States. These technologies have applications in the agricultural, natural resources and environmental conservation and drug manufacturing sectors. We may also acquire similar technologies from third parties in both China and the United States.

         We were originally incorporated in the State of Utah on June 14, 1933, under the name Tintic Gold Mining Company to perform mining operations in Utah. On March 12, 2004, pursuant to an Agreement and Plan of Merger dated as of March 11, 2004, by and among Tintic Gold Mining Company, TTGM Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of Tintic Gold Mining Company, and Kiwa Bio-Tech Products Group Ltd., a British Virgin Islands international business company, TTGM Acquisition Corporation merged with and into Kiwa
Bio-Tech Products Group Ltd. Each share of Kiwa Bio-Tech Products Group Ltd. common stock was converted into 1.5445839 shares of Tintic Gold Mining Company Common Stock, with Kiwa Bio-Tech Products Group Ltd. surviving as Tintic Gold Mining Company's wholly-owned subsidiary. The merger resulted in a change of control of Tintic Gold Mining Company, with former Kiwa Bio-Tech Products Group Ltd. stockholders owning approximately 89% of Tintic Gold Mining Company on a fully diluted basis. Subsequent to the merger, Tintic Gold Mining Company changed its name to Kiwa Bio-Tech Products Group Corporation. On July 22, 2004, we completed our reincorporation in the State of Delaware.

OVERVIEW OF FINANCIAL CONDITION AND GOING CONCERN


         Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. We incurred a net loss of $2,560,314 and $1,355,239 during the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, and our current liabilities exceeded our current assets by $94,656 and $585,313 for the same periods, respectively. In addition, we are still in the development stage and will require additional capital to fund our business plan. We continue to develop our manufacturing facility and have not generated significant revenues from our planned principal operations. These factors create substantial doubt about our ability to continue as a going concern.


         Our independent certified public accountants, in their independent auditors' report on the consolidated financial statements as of and for the year ended December 31, 2003, have expressed substantial doubt about our ability to continue as a going concern.


         As of September 30, 2004, we had obtained non-interest bearing loans from the local People's Republic of China government of approximately $1,390,000. During the year ending December 31, 2004, in addition to funds generated under the Standby Equity Distribution Agreement, we intend to raise additional capital through the issuance of debt or equity securities to fund the development of our planned business operations. However, there can be no assurances that we will be able to obtain sufficient funds to allow us to continue our operations during the remainder of 2004.

         To the extent that we are unable to successfully raise the capital necessary to fund our future cash requirements on a timely basis and under acceptable terms and conditions, we will not have sufficient cash resources to maintain operations, and may have to curtail operations and consider a formal or informal restructuring or reorganization.


ABOUT US

         Our principal executive offices are located at 17700 Castleton Street, Suite 589, City of Industry, California 91748. Our telephone number is (626) 964-3232.

THE OFFERING

         This offering relates to the sale of our common stock by certain persons who are, or are beneficially deemed to be, our stockholders. Cornell Capital Partners, LP intends to sell up to 40,704,038 shares of common stock, 40,000,000 of which will be received under the Standby Equity Distribution Agreement and 704,038 of which were received from us as a one-time commitment fee under the Standby Equity Distribution Agreement. Newbridge Securities Corporation intends to sell up to 26,567 shares of common stock which were received from us as a fee for serving as placement agent in connection with the Standby Equity Distribution Agreement. Holders of common stock issued upon conversion of convertible notes intend to sell up to 2,800,000 shares of common stock. The holder of a common stock warrant, upon exercise of such warrant, intends to sell up to 1,747,000 shares of common stock.


         On July 6, 2004, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Under the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, LP common stock for a total purchase price of up to $10,000,000. Upon the sale of shares pursuant to the agreement, we will receive proceeds equal to 95% of the market price of the common stock, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date, after taking into account the fee of 4% of each advance that will be payable to Cornell Capital Partners, LP. The amount of each cash advance is subject to a maximum advance amount of $500,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners, LP received a one-time commitment fee of 704,038 shares of our common stock. On July 6, 2004, we also entered into the Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 26,567 restricted shares of common stock equal to approximately $10,000 based on the volume weighted average price of our Common Stock as quoted by Bloomberg, LP on the date of the Placement Agent Agreement.


     COMMON STOCK OFFERED...................Up to  45,277,605  shares by selling stockholders

     OFFERING PRICE.........................Market price


     COMMON STOCK OUTSTANDING
     BEFORE THE OFFERING....................40,918,710 shares as of November 16,
                                            2004


     USE OF PROCEEDS........................We will not receive any  proceeds of the shares  offered  by the  selling
                                            stockholders.    Any   proceeds   we
                                            receive  from  the  sale  of  common
                                            stock  under  the   Standby   Equity
                                            Distribution  Agreement will be used
                                            for general business  purposes.  See
                                            "Use of Proceeds."

     RISK FACTORS...........................The   securities    offered   hereby
                                            involve  a high  degree  of risk and
                                            immediate substantial dilution.  See
                                            "Risk Factors" and "Dilution."

     OVER-THE-COUNTER
     BULLETIN BOARD SYMBOL..................KWBT

                                  RISK FACTORS


         We operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond our control. The accompanying information contained in these Risk Factors identifies important factors that could cause such differences.


RISK RELATED TO OUR BUSINESS


INVESTORS MAY NOT BE ABLE TO ADEQUATELY EVALUATE OUR BUSINESS DUE TO OUR SHORT OPERATING HISTORY, LACK OF SIGNIFICANT REVENUE AND LIMITED PRODUCT OFFERINGS. DUE TO THIS SHORT OPERATING HISTORY, WE HAVE NOT YET GENERATED ANY PROFITS AND WILL REQUIRE ADDITIONAL FUNDING TO IMPLEMENT OUR BUSINESS PLAN. IN ADDITION, WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FOR THE YEAR ENDED DECEMBER 31, 2003 FROM OUR INDEPENDENT ACCOUNTANTS.

         We have only been operating our current business since June 2002, providing a limited period for investors to evaluate our business model. Because of this lack of operating history and the uncertain nature of the rapidly changing markets that we serve, we believe the prediction of future results of operation is difficult. We have generated insignificant revenue, have not been profitable, and incurred net operating losses during our recent operating history. From the inception of our current business on June 5, 2002 to September 30, 2004, we had accumulated losses of $3,986,437. We expect to continue to have operating losses for the foreseeable future as we further our research and continue to conduct product tests. We anticipate that we could remain operational for a period of 6 to 12 months based on our only our current financial resources and expenses. As a result, we will require additional capital to implement our business plan and continue operating for a longer period.


         We currently have two commercial product lines, a bio-fertilizer and a water treatment and pathogen suppression agent, and plan to market another three to four products in the agriculture market in the next six to twelve months. There can be no assurances that any of the intellectual property or products intended to be developed by us will be marketed successfully or that ultimately we can develop a sufficiently large production capacity and sufficiently large customer demand to operate on a profitable basis. In addition, we are generally required to obtain a license from China Agriculture Department, which can take three to six months, prior to selling a new product. Until sufficient cash flow is generated from operations, we will have to utilize our capital resources or external sources of funding to satisfy our working capital needs. Furthermore, our prospects must be evaluated in light of risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stage of their development.


         Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for the year ended December 31, 2003, which states that the financial statements raise substantial doubt as to our ability to continue as a going concern. As of September 30, 2004, we had accumulated net loss of approximately $4.0 million. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


OUR BUSINESS IS SUBJECT TO SEASONAL FLUCTUATIONS.


         Historically, our operating results and our industry have been subject to seasonal trends when measured on a quarterly basis. This trend is dependent on numerous factors, including the markets in which we operate, growing seasons, customer demand, climate, economic conditions and numerous other factors beyond our control. Generally, we expect the second and third quarters to be stronger than the first and fourth quarters, primarily due to the agricultural growing seasons in our primary markets in China. There can be no assurance that the historic operating patterns will continue in future periods.

OUR  OPERATING  RESULTS  MAY  FLUCTUATE  SIGNIFICANTLY,   WHICH  MAY  RESULT  IN
VOLATILITY OR HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

         We have experienced, and expect to continue to experience, substantial variation in our net sales and operating results from quarter to quarter. Our business is subject to seasonal fluctuations due to growing seasons in different markets. We believe the factors this influence this variability of quarterly results include:

         o        the timing and size of orders from major customers;

         o        budgeting and purchasing cycles of customers;

         o the timing of enhancements to products or new products introduced by us or our competitors;

         o changes in pricing policies made by us, our competitors or suppliers, including possible decreases in average selling prices of products in response to competitive pressures; and

         o        fluctuations in general economic conditions.

         We may also choose to reduce prices or to increase spending in response to competition or to pursue new market opportunities. Due to fluctuations in our revenue and operating expenses, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our stock price could fluctuate significantly or decline.


         Since January 1, 2002, the market price for our comment stock as quoted on the OTC Bulletin Board has ranged from $0.05 to $1.00 (adjusted for stock splits). High volatility in the market price of our common stock may result in lower prices for our common stock, making it more difficult for us to obtain equity financing on terms and conditions which are favorable to us, if at all. We expect to continue to incur losses in the near future as we develop and market our initial products. As a result, we will be dependent on additional debt or equity financing to fund our operations. If such financing is not available on terms which are acceptable to us, we may have to delay development of new products and/or reduce sales and marketing efforts for our existing products. Such actions may have an adverse effect on our results of operations. In addition, uncertainties with respect to our ability to raise additional capital would make operational planning more difficult for management.


REVOCATION OF OUR RIGHT TO USE PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY IMPACT THE GROWTH OF OUR BUSINESS.

         We have recently acquired a patent, titled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing," from China Agricultural University. While we do not yet have any commercial products utilizing the technology covered by this patent, we plan to use the patent to develop a new series of products that compliment our current products. If our rights under this patent are challenged or if we default on our obligations under applicable Chinese regulatory requirements, our right to use that patent could be revoked and we would no longer be permitted to use that patent in our research, development and sales activities. Such a revocation or default could have an adverse impact on the growth of our business by reducing the introduction of new products, and consequently, sales.

OUR SUCCESS DEPENDS IN PART ON OUR SUCCESSFUL DEVELOPMENT AND SALE OF PRODUCTS CURRENTLY IN THE RESEARCH AND DEVELOPMENT STAGE.

         We currently have two commercial products based on photosynthesis bacteria technology. The first is a bio-fertilizer called Photosynthesis Biological Catalyst and the second is a water treatment and pathogen suppression agent. We commenced sales of the powdered form Photosynthesis Biological Catalyst in January 2004 and the liquid form in April 2004. We commenced sales of our water treatment and pathogen suppression agent in April 2004. Many of our product candidates are still in the research and development stage. The successful development of new products is uncertain and subject to a number of significant risks. Potential products that appear to be promising at early states of development may not reach the market for a number of reasons, including but not limited to, the cost and time of development. Potential products may be found to be ineffective or cause harmful side effects, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale or be uneconomical or fail to achieve market acceptance. Our failure to successfully develop and sell new products may delay or eliminate future acquisition plans and would most likely slow our development. Our proprietary products may not be commercially available for a number of years, if at all.

         There can be no assurance that any of our intended products will be successfully developed or that we will achieve significant revenues from such products even if they are successfully developed. Our success is dependent upon our ability to develop and market our products on a timely basis. There can be no assurance that we will be successful in developing or marketing such products or taking advantage of the perceived demand for such products. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete. The China bio-fertilizer market is still in a very early stage and is very fragmented with many potential customers, but with no single producer or small of group of producers dominating the market. To some extend, however, we also competition from large chemical fertilizer manufacturers in China, such as Sino-Arabic Chemical Fertilizer Company in national markets as well as Red Sun Group in Shandong and Jiangsu markets. These chemical fertilizer manufacturers have provided chemical fertilizers to farmers in China for several years and customers are more accustomed to using their established products as compared to new products.

FAILURE TO ADEQUATELY EXPAND TO ADDRESS EXPANDING MARKET OPPORTUNITIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

         We anticipate that a significant expansion of operations will be required to address potential market opportunities. There can be no assurances that we will expand our operations in a timely or sufficiently large manner to capitalize on these market opportunities. The anticipated substantial growth is expected to place a significant strain on our managerial, operational and financial resources and systems. While management believes it must implement, improve and effectively use our operational, management, research and development, marketing, financial and employee training systems to manage anticipated substantial growth, there can be no assurances that these practices will be successful.

OUR  SUCCESS  DEPENDS  IN PART  UPON OUR  ABILITY  TO  RETAIN  AND  RECRUIT  KEY
PERSONNEL.

         Our success is highly dependent upon the continued services of our executive officers key product development personnel and key scientific personnel, including without limitation, Wei Li, Da-chang Ju, Lian-jun Luo, James Nian Zhan., Dr. Daniel Qu, Yuhong Pang, and Professor Guisheng Chen. Given the intense competition for qualified management and product development personnel in our industry, the loss of the services of any key management or product development personnel may significantly and detrimentally affect our business and prospects. We maintain employment agreements with two of our key personnel in China: Lian-jun Luo and Qu Bin. The material terms of these employment agreements include three-year terms, provision for annual bonuses and stock option grants based on performance, and severance of three month's base salary if these executives are laid off without cause. We do not have employment agreements with any other members of management or key personnel. While we have not experienced difficulty in attracting and maintaining key personnel, there can be no assurance that we will be able to retain these personnel, and it may be time consuming and costly to recruit qualified replacement personnel.

WE CURRENTLY DO NOT HAVE SUFFICIENT REVENUES TO SUPPORT OUR BUSINESS ACTIVITIES AND, IF OPERATING LOSSES CONTINUE, WE WILL REQUIRE ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO SECURE.

         We require substantial working capital to fund our business. In the short term, we plan to continue building out our manufacturing facility, adjust our product formula to improve product stability and optimize our product offerings, expand our sales and marketing efforts in China, expand our distribution base in China, introduce new products, and acquire 2 to 3 small or medium sized bio-technology companies in the Chinese agricultural and/or environmental markets. Over the next 24 months, we estimate that we will require approximately $2.5 million for completion of construction of our manufacturing facility and equipment investment, $1 million to consummate our planned acquisitions, $600,000 in working capital and $500,000 in administrative and operations expenses. In the long term, we plan to become a commercialization platform for world-class biotechnological research and development results for applications in agriculture, natural resources conservation and environmental protection, launch our products in the United States and other markets, continue our introduction of new products, create formal strategic alliances with selected United States companies to co-develop and/or co-market products in the United States and China, form an international biotechnology research center in China for the research and development of agricultural, environmental and medical applications.

         Because we currently do not have sufficient revenues to support our business activities, and if operating losses continue, we may be required to raise additional capital to fund our operations and finance our research and development activities. Funding, whether from a public or private offering of debt or equity, a bank loan or a collaborative agreement, may not be available when needed or on favorable terms. If we are unable to obtain necessary financing in the amounts and on terms deemed acceptable, we may have to limit, delay, scale back or eliminate our research and development activities or future operations. Any of the foregoing may adversely affect our business.

ENTERING INTO EQUITY OR DEBT FINANCINGS COULD RESULT IN DILUTION TO EXISTING STOCKHOLDERS.

         We may be required to raise additional capital to fund our operations and finance our research and development activities through a public or private offering of debt or equity. Any equity financing could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. Debt financings will result in interest expense and likely subject us to negative covenants that would limit our operational flexibility, and if convertible into equity, could also dilute then-existing stockholders.

THE RISKS ASSOCIATED WITH RAISING CAPITAL THROUGH COLLABORATIONS AND LICENSING AGREEMENTS COULD ADVERSELY AFFECT OUR BUSINESS.

         We may be required to raise additional capital to fund our operations and finance our research and development activities through collaborative and/or licensing agreements. Under these agreements, we may be subject to various restrictive covenants which could significantly limit our operating and financial flexibility and may limit our ability to respond to changes in our business or competitive environment. If we are unable to obtain necessary financing in the amounts and on terms deemed acceptable, we may have to limit, delay, scale back or eliminate our research and development activities or future operations. Any of the foregoing may adversely affect our business.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO EFFECTIVELY RECEIVE AND USE OUR REVENUE.

         Because almost all of our future revenues may be in the form of Renminbi, China's currency which is denominated RMB, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund our business activities outside China or to make dividend or other payments in U.S. Dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi, for current account transactions significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

         We may also be subject to foreign exchange risk and foreign ownership restrictions. The Chinese government is loosening its control on foreign exchange transactions. More liberal foreign exchange policies will reduce our foreign exchange risk by increasing the liquidity of revenues generated in Renminbi. We do anticipate conducting operations in any countries other than China and the United States over the next twenty-four months. Fluctuations in the exchange rate of the Renminbi relative to the U.S. Dollar could adversely affect our results of operations by affecting our reported earnings for any given period. In addition, foreign ownership restrictions could also impact our ability to expand our business through investment and acquisition opportunities. If we are unable to pursue such strategic opportunities due to foreign ownership regulations, the growth of our business could be limited.

CHANGES IN CHINA'S POLITICAL, SOCIAL, ECONOMIC OR LEGAL SYSTEMS COULD MATERIALLY HARM OUR BUSINESS.

         All of our manufacturing, production and sales occur in China. Consequently, an investment in our common stock may be adversely affected by the political, social and economic environment in China. Under its current leadership, China has been pursuing economic reform policies, including the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, or that such policies will not be significantly altered from time to time.

         Our business and prospects are dependent upon agreements and regulatory approval with various entities controlled by Chinese governmental instrumentalities. Historically, our operations in China have received relatively favorable treatment from these instrumentalities as a result of the Chinese government's policies of encouraging economic development and innovation, especially in underdeveloped regions. However, our operations and prospects would be materially and adversely affected by a change in China's economic policies, which could make it more difficult for us to obtain necessary approvals from governmental authorities and to obtain economic incentives from governmental authorities. In addition, if the Chinese government elects not to honor certain contracts as a result of political change, it might be difficult to enforce these contracts against such governmental entities in China. In addition, the legal system of China relating to foreign investments is both new and continually evolving, and currently there can be no certainty as to the application of its laws and regulations in particular instances.

A SLOW-DOWN IN THE CHINESE ECONOMY MAY ADVERSELY EFFECT OUR GROWTH AND PROFITABILITY.

         The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any recessionary conditions will not have a negative effect on our business. Several years ago, the Chinese economy experienced deflation, which may reoccur in the foreseeable future. In addition, if an outbreak of SARS recurs, it may cause a decrease in the level of economic activity and may adversely affect economic growth in China, Asia and elsewhere in the world. The performance of the Chinese economy overall affects our profitability as expenditures for agricultural technological products may decrease due to slowing domestic demand.

OUR ABILITY TO GENERATE REVENUES COULD SUFFER IF THE CHINESE AG-BIOTECHNOLOGY MARKET DOES NOT DEVELOP AS ANTICIPATED.

         The agriculture-biotechnology market in China, the primary market in which we do business, is in the early stages of development. While we believe the market opportunity looks promising, we expect that the market will take several years to develop. While it is difficult to project exactly how long it will take to develop the ag-biotechnology industry in China, we anticipate that it will take at least ten years to reach a level of development which is similar to the current state of the industry in the United States. Successful development of the ag-biotechnology market in China depends on the following:

         o        continuation of governmental  and consumer trends favoring the
                  use  of   products   and   technologies   designed  to  create
                  sustainable agriculture;

         o educating the Chinese agricultural community and consumers about the uses of ag-biotechnology products; and

         o        certain   institutional   developments  such  as  governmental
                  agricultural   subsidies   designed  to  promote  the  use  of
                  environmentally friendly ag-biotechnological products.

         There are no assurances that these trends will continue, governmental subsidies will be offered, or that the Chinese agricultural community and consumers will be successfully educated about the uses of ag-biotechnology products. The conduct of business in the ag-biotechnology market involves high risks. There can be no assurances that the ag-biotechnology market in China will develop sufficiently to facilitate our profitable operation. While we believe that we will benefit from our first-mover advantage in a growing market, existing competitors and new entrants in the ag-biotechnology market are expected to create fierce competition in the future as the market evolves. Competitors and new entrants may introduce new products into the market that may detrimentally affect sales of our existing products, and consequently our revenues. We intend to fund operations through sales, debt and equity financings until such time as the ag-biotechnology market in China is sufficiently developed to support our profitable operation.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND MAY BE EXPOSED TO INFRINGEMENT CLAIMS FROM THIRD PARTIES.

         Our success will depend in part on our ability to obtain patent protection for our technology, to preserve our trade secrets and to operate without infringing on the proprietary rights of third parties. We have several trademarks registered in China, which will be protected by the trademark laws in China for 10 years and are renewable at the expiration of the initial 10 year term. In addition, we have recently acquired a patent from the China Agricultural University entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing," which has a remaining term of 9 years.

         We may also file patents with the Chinese government and/or the U.S. Patent and Trademark Office as we deem appropriate. There can be no assurance that the patents applied for will be reviewed in a timely manner, that any additional patents will issue or that any patents issued will afford meaningful protection against competitors with similar technology or that any patents issued will not be challenged by third parties. There also can be no assurance that others will not independently develop similar technologies, duplicate our technologies or design around our technologies whether or not patented. There also can be no assurance that we will have sufficient resources to maintain a patent infringement lawsuit should anyone be found or believed to be infringing our patents. There also can be no assurance that the technology ultimately used by us will be covered in any additional patent issued from our pending patent application or other patent applications which we may file. We do not believe that our technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of our technology will not be challenged by the holders of other patents or that we will not be required to license or otherwise acquire from third parties the right to use additional technology. The failure to overcome such challenges or obtain such licenses or rights on acceptable terms could have a material adverse affect on us, our business, results of operations and financial condition.

         The processes and know-how of importance to our technology are dependent upon the skills, knowledge and experience of our technical personnel, consultants and advisors and such skills, knowledge and experience are not patentable. To help protect our rights, we require employees, significant consultants and advisors with access to confidential information to enter into confidentiality and proprietary rights agreements. There can be no assurance, however, that these agreements will provide adequate protection for our trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure. There can be no assurance that we will be able to obtain a license for any technology that we may require to conduct our business or that, if obtainable, such technology can be licensed at a reasonable cost. The cost of obtaining and enforcing patent protection and of protecting proprietary technology may involve a substantial commitment of our resources. Any such commitment may divert resources from other areas of our operations. We may be required to license or sublicense certain technology or patents in order to commence operations. There can be no assurance that we will be able to obtain any necessary licenses or to do so on satisfactory terms. In addition, we could incur substantial costs in defending ourselves against suits brought by other parties for infringement of intellectual property rights.

WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY LITIGATION, THE DEFENSE OF WHICH COULD ADVERSELY IMPACT OUR BUSINESS OPERATIONS.

         Currently we have one patent in China (Patent #: ZL93 1 01635.5 and International patent classification #: A01N 63/00), which covers six different species of bacillus which have been tested as bio-fertilizers to enhance yield and plant health as well as the production methods of the six species. Our current products are not based on this patent, but are based on trade secrets and know-how developed in-house. However our bio-organic fertilizer products in development will be based on the patent and those products are expected be introduced to the market in the early 2005. The patent will expire on February 19, 2013.

         While we have not received any allegations, complaints or threats of litigation relating to any intellectual property rights, we may, from time to time, become involved in litigation regarding patent and other intellectual property rights. From time to time, we may receive notices from third parties of potential infringement and claims of potential infringement. Defending these claims could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us, or at all. In addition, third parties may attempt to appropriate the confidential information and proprietary technologies and processes used in our business, which we may be unable to prevent and which would harm the businesses and our prospects.

WE FACE TECHNICAL RISKS ASSOCIATED WITH COMMERCIALIZING OUR TECHNOLOGY WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS RESULTS AND OPERATIONS.


         A key to our future success is the ability to produce our Ph-BC series of products at lower costs than our competitors. Although we are currently utilizing our proprietary technology to produce such products at lower costs, our method for producing such products on a commercial basis has only recently begun. Further, although results from recent independent tests and our early production results have been encouraging, the ability of our technology to commercially produce such products at consistent levels is still being evaluated. There can be no assurance that we will continue to be able to produce such products at lower costs than our competitors, nor that our technology will be able to commercially produce such products at consistent levels.


WE DEPEND ON A FEW CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUE.


         Three customers - Zhongzheng Agriculture-Technology Product Promotion Co., Beijing Kailida Technology Trading Co. and Zoucheng Agricutural Bureau - together accounted for approximately 84.1% of our net sales for the first nine months of fiscal year 2004. The loss of any of our significant customers would result in a material reduction in our sales and results of operations. We do not have long-term contracts with any of our customers. Purchases generally occur on an order-by-order basis, and relationships exist as long as there is a perceived benefit to both parties. A decision by a major customer, whether motivated by competitive considerations, financial difficulties, and economic conditions or otherwise, to decrease its purchases from us or to change its manner of doing business with us, could adversely affect our business and financial condition. There can be no assurances that we will be able to retain these customers or further expand our customer base to reduce our dependence on a small number of customers. Our inability to generate new customers could negatively impact our business and our ability to continue as a going concern.


RISK RELATED TO OUR COMMON STOCK

IF AN ACTIVE TRADING MARKET FOR OUR SECURITIES DOES NOT REMAIN IN EXISTENCE, THE MARKET PRICE OF OUR SECURITIES MAY DECLINE AND STOCKHOLDERS' LIQUIDITY MAY BE REDUCED.


         Although our common stock is quoted on the OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The OTC Bulletin Board is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities quoted solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. As of November 17, 2004, we had 378 stockholders of record. As of November 19, 2004, the closing price per share of common stock was $0.08 and the average daily trading volume for the previous three months was 104,647 shares. Market prices for our common stock will be influenced by a number of factors, including:


         o        the issuance of new equity securities;

         o        changes in interest rates;

         o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

         o        variations in quarterly operating results;

         o        change in financial estimates by securities analysts;

         o        the depth and liquidity of the market for our common stock;

         o investor perceptions of our company and the ag-biotechnology industry generally; and

         o        general economic and other conditions.

WE ARE CONTROLLED BY TWO EXISTING STOCKHOLDERS WHO POSSESS SUFFICIENT VOTING POWER TO PREVENT OR FRUSTRATE ATTEMPTS TO REPLACE OR REMOVE OUR CURRENT MANAGEMENT OR TO ENGAGE IN CHANGE OF CONTROL TRANSACTIONS.


         Our principal stockholders are All Star Technology Inc. and InvestLink (China) Limited. Wei Li, our Chief Executive Officer and Chairman, is a principal shareholder of All Star Technology Inc. Da-chang Ju, one of our directors, is a principal stockholder of InvestLink (China) Limited. All Star Technology Inc., together with InvestLink (China) Limited, currently beneficially own approximately 55% of the outstanding shares of our common stock. Accordingly, All Star Technology Inc., together with InvestLink (China) Limited, currently have the ability to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including election of directors, mergers, consolidations and the sale of all or substantially all of our assets. Our principal stockholders will also have the power to prevent or cause a change in control. The interests of these stockholders may differ from other stockholders' interests.


THE DESIGNATION OF OUR COMMON STOCK AS "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK DUE TO BROKER-DEALER REQUIREMENTS IMPOSED BY THE DESIGNATION OF OUR COMMON STOCK AS "PENNY STOCK."

         Our common stock is a "penny stock" as defined in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended, as it meets the following definitions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; and (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

         Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

         Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

PROVISIONS IN OUR CHARTER AND THE CORPORATE LAW OF OUR STATE OF INCORPORATION COULD DETER OR PREVENT AN ACQUISITION OR CHANGE OF CONTROL.

         Provisions of our certificate of incorporation may deter or prevent a change in control of management. Specifically, our certificate of incorporation allows our Board of Directors to issue 20,000,000 shares of preferred stock, in one or more series and with such rights and preferences including voting rights, without further stockholder approval. In the event that the Board of Directors designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our certificate of incorporation may inhibit changes of control that are not approved by our Board of Directors.

         In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with some exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of the person, who is an "interested stockholder" for a period of three years from the date that the person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and shares held by some employee stock ownership plans; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

         These provisions could also limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a CHANGE IN CONTROL of our Company and/or a change in the members our Board of Directors. The issuance of preferred stock could also effectively limit or dilute the voting power of our stockholders. According, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

INVESTORS SHOULD NOT RELY ON AN INVESTMENT IN OUR COMMON STOCK FOR DIVIDEND INCOME AS WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Therefore, investors should not rely on an investment in our common stock if they require dividend income. The only income in the foreseeable future such investors will receive from an investment in our common stock will come from increases in the market price of our common stock. There can be no assurances that the market price of our common stock will increase or continue to increase, and such increases will most likely be uncertain and unpredictable. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

IT MAY BE DIFFICULT TO FOR INVESTORS TO ENFORCE A SERVICE OF PROCESS OR ENFORCE LIABILITIES AGAINST US.

         We are incorporated in the State of Delaware, and our principal executive offices are located in the State of California. However, substantially all our fixed assets and operations are located in the People's Republic of China. In addition, some of our directors and officers are Chinese citizens and residents. As a result, it may be more difficult for investors or other third parties to attach our assets in enforcement of a judgment against us or to enforce liabilities and obligations against us in certain circumstances. It may also be difficult to enforce service of process against directors and officers in China.

RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.


         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. As of November 16, 2004, we had 40,918,710 shares of common stock outstanding, approximately 4,844,287 of which are freely tradable to our knowledge and 36,074,423 of which are "restricted securities" subject to Rule 144. We are currently registering up to 45,277,605 shares of common stock for resale by the selling stockholders.


EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.


         The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. Our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Standby Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution. We are currently registering up to 45,277,605 shares of common stock for resale by the selling stockholders. On November 19, 2004, the closing price of our common stock was $0.08, as quoted on the OTC Bulletin Board. If we draw down on the entire $10 million available under the Standby Equity Distribution Agreement, assuming a per share price of $0.08, we would issue 125,000,000 shares of our common stock.


CORNELL CAPITAL PARTNERS, LP WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.


         The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 1% discount to the lowest volume weighted average price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners, LP will retain 4% the amount of each advance as a fee. As a result, our proceeds from the sale of shares under the Standby Equity Distribution Agreement will be equal to 95% of the market price, calculated as described above. These discounted sales could cause the price of our common stock to decline.


THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The selling stockholders intend to sell in the public market 45,277,605 shares of common stock being registered in this offering. That means that up to 45,277,605 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those stockholders who are significant stockholders as defined by the Securities and Exchange Commission will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

THE SALE OF OUR STOCK UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

         In many circumstances the provision of financing based on the distribution of equity for companies that are quoted on the OTC Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Under the terms of the Standby Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

         It is not possible to predict if the circumstances exist under which short sales could materialize or to what level our stock price could decline. In some companies that have been subjected to short sales the stock price has dropped to near zero.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED.


         We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement under which we may draw down a maximum amount of $10,000,000. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $500,000 during any seven trading day period. If the actual average price at which we sell shares of common stock under the Standby Equity Distribution Agreement falls, we may need to register additional shares to fully utilize the funds available under the Standby Equity Distribution Agreement. In some cases, we may decide to avoid issuing shares to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement if we determine that, because market price for our stock is low, it would be too dilutive to our stockholders to sell the shares to Cornell Capital Partners and therefore not in the best interest of our Company and our stockholders.


WE MAY NOT BE ABLE TO OBTAIN A CASH ADVANCE UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT IF, SUBSEQUENT TO THE ADVANCE, CORNELL CAPITAL PARTNERS, LP WOULD HOLD IN EXCESS OF 9.9% OF OUR COMMON STOCK.

         We will be unable to obtain a cash advance under the Standby Equity Distribution Agreement where the number of shares of common stock issuable under an advance would cause Cornell Capital Partners, LP to own in excess of 9.9% of our then-outstanding common stock. A possibility exists that Cornell Capital Partners, LP may own approximately 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS


         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement. Upon the sale of shares pursuant to the agreement, we will receive 95% of the market price of the common stock, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date, after taking into account the fee 4% of each advance that will be payable to Cornell Capital Partners, LP.


         Pursuant to the Standby Equity Distribution Agreement, we cannot receive a cash advance for more than $500,000 in any period of seven trading days or more than $1,500,000 in the aggregate in any thirty-day calendar period. We may issue 40,704,038 shares of common stock under this registration statement in connection with the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, we should receive up to $10,000,000 in net proceeds. Based on the assumed offering price of $0.25 per share, we would have to issue to Cornell Capital Partners, LP 40,000,000 shares in order to receive the entire $10,000,000 available to us under the Standby Equity Distribution Agreement.


         The Standby Equity Distribution Agreement provides that we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners, LP owning more than 9.9% of our outstanding common stock. Based on our current outstanding shares of 40,918,710, we could not issue shares under the Standby Equity Distribution Agreement if it would result in Cornell Capital Partners owning more than 4,496,062 shares. Assuming a price of $0.08 per share, the closing price of our common stock on November 19, 2004, the issuance of 4,496,062 shares under the Standby Equity Distribution Agreement would result in proceeds to us of approximately $359,685.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of 0.5%, and includes the 4% retention fee payable to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.



GROSS PROCEEDS.........................   $5,000,000    $7,500,000   $10,000,000
NET PROCEEDS...........................   $4,775,000    $7,162,500    $9,550,000
(AFTER OFFERING EXPENSES AND FEES)
USE OF PROCEEDS                             AMOUNT        AMOUNT        AMOUNT
Manufacturing Facility Construction....   $2,500,000    $3,000,000    $3,500,000
General Working Capital................     $600,000      $800,000    $1,000,000
General Administrative and Operation
   Expenses............................     $575,000      $762,500      $950,000
Repayment of Short-term Loan...........     $100,000      $100,000      $100,000
Future Acquisitions....................   $1,000,000    $2,500,000    $4,000,000
TOTAL..................................   $4,775,000    $7,162,500    $9,550,000


         We have planned to divide the construction of our primary manufacturing facility in Shandong province in China into three separate phases. Phase I, which commenced in October of 2002, has been completed at a cost of approximately $1.5 million. We plan to begin Phase II and III on the same site in Shandong, China as soon as possible after raising sufficient additional capital. The total cost for final two phases of construction of the manufacturing facility construction is estimated to be at least $2.5 million. We estimate that, assuming sufficient capital is available, we could complete Phase II and III of the construction project within approximately eighteen months.


         The greater the gross proceeds we receive from issuance of shares under the Standby Equity Distribution Agreement, the more likely we will be to hire additional personnel in the United States and invest additional funds in the Company's infrastructure. The cost of the additional personnel, office automation and capital improvements in facilities would result in higher general administrative and operating expenses. Our decision on how many shares we will issue under the agreement with Cornell Capital Partners, LP will be based upon not only our capital needs, but also the then-current market price for our stock and the terms of alternative funding sources. We may decide to avoid issuing shares under the Standby Equity Distribution Agreement if we determine that, because market price for our common stock is low, it would be too dilutive to our stockholders to sell the shares to Cornell Capital Partners, LP. If this is the case, and alternative funding sources are not available on favorable terms, we would likely postpone or reduce the additional hiring and infrastructure investment, resulting in lower general administrative and operating expenses.

         The short term loan in the amount of $100,000 was borrowed from the China Star Investment Group in October 2003, pursuant to a convertible note which accrues interest at the rate of 12% per annum and was initially due in October 2004. We used the proceeds of this loan for working capital purposes. In May of 2004, China Star Investment Group to waive the right to convert the note into equity and at the same time the maturity date was amended to June 31, 2004. The Company and China Star Investment Group subsequently agreed to extend the maturity until December 31, 2004. In July 2004, we borrowed an additional $50,500 from China Star Investment Group for working capital purposes, which bears interest at the rate of 12% per annum and matures on January 26, 2005. As of September 30, 2004, the outstanding balance of these loans to China Star Investment Group was $122,933.


                                    DILUTION

         Sales of the shares of our common stock will not result in any change to the net tangible book value per share before and after the distribution of shares by the selling stockholders. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling stockholders. Prospective investors in the shares held by the selling stockholders should be aware, however, that the price of shares being offered by the selling stockholders may not bear any rational relationship to our net tangible book value per share.

                              SELLING STOCKHOLDERS

         The  following  table  sets  forth:   (1)  the  name  of  each  of  the
stockholders for whom we are registering shares under this registration statement; (2) the number of shares of our common stock beneficially owned by each such stockholder prior to this offering (including all shares of common stock issuable pursuant to the Standby Equity Distribution Agreement or upon the exercise of a warrant as described below, whether or not exercisable within 60 days of the date hereof); (3) the number of shares of our common stock offered by such stockholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by each such stockholder after this offering, assuming that all of the shares of our common stock beneficially owned by each such stockholder and offered pursuant to this prospectus are sold and that each such stockholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by each selling stockholder.

                                                                                  PERCENTAGE
                                       SHARES                        SHARES        OF SHARES
                                    BENEFICIALLY   SHARES TO BE   BENEFICIALLY   BENEFICIALLY
                                    OWNED BEFORE   SOLD IN THE    OWNED AFTER    OWNED AFTER
SELLING STOCKHOLDER                   OFFERING       OFFERING       OFFERING       OFFERING (1)
-------------------                   --------       --------       --------       ------------

Cornell Capital Partners, LP (2)      704,038      40,704,038          0              --

Tze Ming Hsu                        2,000,000       2,000,000          0              --

Westpark Capital, Inc. (3)          1,747,000       1,747,000          0              --

Shu-chen Wang                         280,000         280,000          0              --

Wen-Jen Lee                           205,000         205,000          0              --

Wai Sun Chan                          200,000         200,000          0              --

Zheng Wang                            115,000         115,000          0              --

Newbridge Securities
   Corporation (4)                     26,567          26,567          0              --
----------

(1) Applicable percentage of ownership is based on 40,918,710 shares of common stock outstanding as of the date of this prospectus.

(2) Yorkville Advisors, LLC, Cornell Capital Partners, LP's general partner, exercises voting and investment authority over the shares held by Cornell Capital Partners, LP. Mark Angelo controls Yorkville Advisors, LLC and exercises voting and investment authority over the shares held by Cornell Capital Partners, LP.
(3) WestPark Holdings, LLC exercises voting and investment authority over the shares held by Westpark Capital, Inc. Richard Rappaport controls WestPark Holdings, LLC and exercises voting and investment authority over the shares held by WestPark Capital, Inc.
(4) Guy S. Amico exercises voting and investment authority over the shares held by Newbridge Securities Corporation.

         The following information contains a description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

STANDBY EQUITY DISTRIBUTION AGREEMENT


         On July 6, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, a private equity fund. Under the Standby Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners, LP common stock for a total purchase price of up to $10,000,000. Upon the sale of shares pursuant to the agreement, we will receive proceeds from Cornell Capital Partners, LP equal to 95% of the market price of the common stock, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date, after taking into account the fee 4% of each advance that will be payable to Cornell Capital Partners, LP. The amount of each advance is subject to an aggregate maximum advance amount of $500,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners, LP also received a one-time commitment fee in the form of 704,038 shares of our common stock. The 4% advance fee and the 704,038 shares of common stock are underwriting discounts payable to Cornell Capital Partners, LP.


         This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         On July 6, 2004, we entered into the Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, in connection with the Standby Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of 26,567 shares of common stock equal to approximately $10,000 based on the volume weighted average price of our common stock as quoted by Bloomberg, LP on the date of the Placement Agent Agreement.

ISSUANCE OF WARRANT

         On March 11, 2004, we issued a Common Stock Warrant to Westpark Capital, Inc., a registered broker-dealer, to purchase 1,747,000 shares of our common stock at an exercise price per share of $0.20. Based on the closing price of $0.08 per share of our common stock on October 7, 2004, the aggregate dollar value of the

1,747,000 shares of common stock to be issued upon the exercise of the warrant is $139,760. The Common Stock Warrant was issued for financial advisory services rendered to us in connection with our reverse merger transaction which was completed in March 2004. The Common Stock Warrant has a term of six years and was fully vested upon issuance. We granted Westpark Capital, Inc. "piggy-back" registration rights with respect to the shares of common stock issuable upon exercise of the warrants.

ISSUANCE OF CONVERTIBLE LOANS

         On January 25, 2004, we entered into a convertible loan agreement with Kao Ming Investment Company, a foreign company located in Taiwan. The convertible loan had a principal amount of $500,000, with an interest rate of 12%, and was due and payable on September 25, 2004. Pursuant to the terms of the convertible loan agreement, the lender had the right to convert the loan into shares of our common stock at $0.25 per share at any time prior to the maturity date, subject to our consummation of a reverse merger transaction which was accomplished in March 2004. The lender exercised its conversion right on June 8, 2004 and a total of 2,000,000 shares of our common stock were issued to Tze Ming Hsu per the lender's instruction. Based on closing price of $0.08 per share of our common stock on October 7, 2004, the aggregate dollar value of the 2,000,000 shares of common stock issued to Tze Ming Hsu is $160,000.

         On March 12, 2004, we entered into a convertible loan agreement with JZU HSIANG Trading Co. Ltd., a foreign company located in Taiwan. The convertible loan had a principal amount of $200,000, with an interest rate of 12%, and was due and payable on July 7, 2004. Pursuant to the terms of the convertible loan agreement, the lender had the right to convert the loan into shares of our common stock at $0.25 per share at any time prior to the maturity date, subject to our consummation of a reverse merger transaction which was accomplished in March 2004. The lender exercised its conversion right on June 8, 2004, and a total of 800,000 shares of our common stock were issued to the following individuals in the following amounts per the lender's instruction:

         STOCKHOLDER:                                       AMOUNT:
         ------------                                       -------
         Sue-Chen Wang................................      280,000
         Wen-Jen Lee..................................      205,000
         Wai Sun Chan.................................      200,000
         Zheng Wang...................................      115,000

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act. In each instance, the purchaser had access to sufficient information regarding our company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in our securities.

         Any change in the selling stockholders will be identified in a prospectus supplement prior to the sale or transfer of securities.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

                              EQUITY LINE OF CREDIT

SUMMARY


         On July 6, 2004, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, LP will pay us 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners, LP for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Cornell Capital Partners, LP will retain 4% of each cash advance we receive under the Standby Equity Distribution Agreement. As a result, we will receive proceeds from each advance equal to 95% of the market price of the shares of common stock issued. Cornell Capital Partners, LP is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our placement agent in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 26,567 shares of our common stock, valued at approximately $10,000 based on the volume weighted average price of our Common Stock as quoted by Bloomberg, LP on the date of the Placement Agent Agreement. The sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us. There are no other significant closing conditions to cash advances under the Standby Equity Distribution Agreement.


         The  shares  of  common  stock  registered   under  this   registration
statement, assuming all 45,277,605 shares were issued and outstanding, would represent approximately 53% of our total outstanding shares.


         Prior to entering the arrangement with Cornell Capital Partners, we explored several alternative financing arrangements. In this process, we had discussions with venture capital firms, institutional funds and high net worth individuals. We did not pursue alternative funding sources for various reasons, including high cost, relatively smaller funding commitments and complicated structures. We ultimately entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, LP because we believe the arrangement offers the flexibility of being able to draw-down only when we determine it is necessary or advantageous, a reasonable overall cost and a sufficient funding commitment to meet our expected liquidity needs for the next 24 months. We may decide to avoid issuing shares under the Standby Equity Distribution Agreement if we determine that, because market price for our common stock is low, it would be too dilutive to our stockholders to sell the shares to Cornell Capital Partners, LP.


EQUITY LINE OF CREDIT EXPLAINED

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell shares of common stock to Cornell Capital Partners, LP to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance no more than every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners, LP will pay the advance amount. There are no closing conditions imposed on us for any of the advances or which would enable Cornell Capital Partners, LP to avoid its obligation to purchase shares in connection with any advance, except that:

         o the shares of common stock to be issued in the advance must be registered for resale by Cornell Capital Partners, LP;

         o we must have filed our periodic and other reports with the Securities and Exchange Commission;

         o we must have delivered the shares of common stock for the applicable advance;

         o        the trading of our common stock must not have been  suspended;
                  and

         o we have not undergone a fundamental change (as that term is defined in the agreement).

We may request cash advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request cash advances until Cornell Capital Partners, LP has advanced us a total amount of $10,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum amount of $500,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners, LP owning more than 9.9% of our outstanding common stock. We would be permitted to make draws on the Standby Equity Distribution Agreement only so long as Cornell Capital Partners, LP's beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners, LP may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

         We do not have any agreements with Cornell Capital Partners, LP regarding the distribution of such stock, although Cornell Capital Partners, LP has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Based on the assumed offering price of $0.25 per share, we would have to issue to Cornell Capital Partners, LP 40,000,000 shares in order to receive the entire $10,000,000 available to us under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, we could receive up to approximately $9,600,000 in net proceeds.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement, assuming the receipt of aggregate proceeds of $10,000,000, at a recent price of $0.25 per share and 75%, 50% and 25% discounts to the assumed sales price of $0.25.

PURCHASE PRICE      $0.25          $0.1875         $0.125          $0.0625

NO. OF SHARES       40,000,000     53,333,333      80,000,000      160,000,000

         Proceeds received under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners, LP has the ability to permanently terminate its obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of 50 trading days other than due to acts by Cornell Capital Partners, LP or if we fail materially to comply with certain terms of the Standby Equity Distribution Agreement (subject to a 30-day cure period).

         All fees and expenses under the Standby Equity Distribution Agreement will be borne by us. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners, LP received a one-time commitment fee in the form of 704,038 shares of common stock. In addition, we issued 26,567 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock is quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock is quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.


         Under the Standby Equity Distribution Agreement, we may issue and sell common stock to Cornell Capital Partners, LP for a total purchase price of up to $10,000,000. Upon the sale of shares pursuant to the agreement, we will receive proceeds from Cornell Capital Partners, LP equal to 95% of the market price of the common stock, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date, after taking into account the fee 4% of each advance that will be payable to Cornell Capital Partners, LP. In addition, Cornell Capital Partners, LP received a one-time commitment fee in the form of 704,038 shares of common stock. The 4% fee for each advance and the 704,038 shares of common stock are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Standby Equity Distribution Agreement. We issued 26,567 shares of common stock to Newbridge Securities Corporation as compensation for its services as a placement agent.


         Cornell Capital Partners, LP was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners, LP is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners, LP does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         Cornell Capital  Partners,  LP,  Newbridge  Securities  Corporation and
WestPark Capital, Inc. are each an underwriter within the meaning of the Securities Act of 1933 in connection with its sale of shares pursuant to this prospectus. The other selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed underwriters of the shares of common stock which they are offering. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. To the extent that we become aware that any selling stockholders did not acquire their securities in the ordinary course of business or did have such an agreement or understanding, we will file an amendment to this registration statement to designate such selling stockholder as an "underwriter" within the meaning of the Securities Act. Any change in selling stockholders will also be identified in prospectus supplements, as applicable, prior to the sale or transfer of securities.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exist, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners, LP and its controlling persons against certain liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS


         The following presents information as of November 15, 2004, regarding our executive officers and directors.


         NAME                               POSITION
         ----                               --------
         Wei Li.........................    Chief Executive Officer and Chairman
                                               of the Board
         Lian-jun Luo...................    Chief Financial Officer and Director
         James Nian Zhan................    Secretary and Director
         Da-Chang Ju....................    Director
         Yun-long Zhang.................    Director


         Wei Li, age 42, became our Chief Executive Officer and Chairman of the Board on March 12, 2004. Mr. Li was the acting Chief Executive Officer of Kiwa Bio-Tech Products Group Ltd. since January 1, 2004 prior to the reverse merger. Mr. Li founded Kiwa Bio-Tech Products Group Ltd. to capitalize on the fast growth of the ag-biotechnology industry in China. Prior to founding Kiwa Bio-Tech Products Group Ltd., Mr. Li founded China Star Investment Group, an entity which provides integrated financing services and/or venture investments to growth businesses in China. Mr. Li served as President of China Star Investment Group from June 1993 to January 2004. In 1989, Mr. Li founded Xinhua International Market Development Ltd., a company which engaged in investing in China's high tech, pharmaceutical, medical device, media, entertainment and real estate industries. Mr. Li has been a successful entrepreneur in the past 15 years of experience in founding companies and investing in China's growth industries. Mr. Li holds a B.S. in finance from Hunan Finance and Economics University.

         Lian-jun Luo, age 33, became our Chief Financial Officer on March 12, 2004, and one of our directors on March 27, 2004. Mr. Luo served as the Chief Executive Officer of Kiwa Bio-Tech Products Group Ltd. from October 2002 to December 2003. From January 2002 to October 2002, Mr. Luo served as the Chief Financial Officer of China Star Investment Group. From August 2000 to December 2001, Mr. Luo served as manager of Security Department and Assistant of President at Jilin HengFa Group Ltd, a Chinese drug manufacturing company, responsible for the Company's preparation for an aborted IPO and for M&A activities. From May 1998 to July

2000, Mr. Luo worked as manager of Investment Department and Associate General Manager for Hongli Enterprise Ltd, a Chinese investment company on M&A transactions. Mr. Luo obtained his law degree from China University of Politics and Law in 1993. Mr. Luo is a certified public accountant and lawyer in China.

         James Nian Zhan, age 39, became our Secretary on March 12, 2004, and one of our directors on March 27, 2004. Mr. Zhan has 15 years of business experience in the areas of financial management, investment banking, operations and information systems, both in the United States and China, including experience with United States public companies. Mr. Zhan most recently worked with Cornerstone Propane L.P. (NYSE: CNO/OTC: CNPP), the 6th largest propane distributor in the United States, from April 2002 to August 2004. From November 1999 to December 2001, Mr. Zhan was Senior Analyst at RSM Equico, a leading United States Investment Banking firm in mergers and acquisitions for middle-market companies, where he focused on advising corporate clients on valuation, corporate restructuring and mergers & acquisitions. Mr. Zhan holds an MBA degree from the Olin School of Business at Washington University in St. Louis.

         Da-chang Ju, age 63, became one of our directors on March 12, 2004. From 1987 to 1999, Mr. Ju worked as General Manager of XinShen Company, a leading investment firm in China. He was responsible for the company's daily operations and investment decision making. Mr. Ju retired after 1999. He served as a member of Kiwa Bio-Tech Products Group Ltd.'s Board of Directors since 2003 and a member of the Board of Directors of China Star Investment Group from 1999 to 2000. The two companies are not listed companies. Mr. Ju holds a B.S. in mathematics from a major university in Beijing, China.

         Yun-long Zhang, age 41, became one of our directors on March 27, 2004. From May 2000 to present, Mr. Zhang has been the General Manager of China Star Investment Group, responsible for the group's daily operations. From 1994 to 2000, Mr. Zhang served as the head of the Investment Department at China National Economic and Systems Reform Research and Services Center, an economic reform thinking tank for central government. Mr. Zhang holds a degree in statistics.

AUDIT COMMITTEE FINANCIAL EXPERT

         We do not have an audit committee. Our Board of Directors performs some of the same functions of an audit committee, including recommending a firm of independent certified public accountants to audit our annual financial statements, reviewing the independent auditors independence, our financial statements and their audit report, and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

         The Board of Directors has determined that none of its members qualify as an audit committee financial expert as defined in Item 401 of Regulation S-B. We are a development stage company and have only recently become a publicly-traded company. We have not been able to identify a suitable candidate for our Board of Directors that would qualify as an audit committee financial expert.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth as of November 15, 2004, certain information known to us with respect to the beneficial ownership of our common stock by (i) each of our directors and executive officers, (ii) each person who is known by us to own of record or beneficially more than 5% of the outstanding common stock, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 17700 Castleton Street, Suite 589, City of Industry, California 91748.

                                                   SHARES BENEFICIALLY OWNED (1)
                                                   -----------------------------
               BENEFICIAL OWNER                    NUMBER            PERCENT (%)
--------------------------------------------       ------            -----------

                     (i) Directors and Executive Officers

Wei Li (2)
Chairman of the Board and CEO...............     12,356,672           30.2
Da-chang Ju (3)
Director....................................     10,062,088           24.6
Lian-jun Luo
Chief Financial Officer and Director........        308,916              *
James Nian Zhan
Secretary and Director......................        308,916              *
Yun-long Zhang
Director....................................        308,916              *

                              (ii) 5% Holders

All Star Technology Inc. (2)................     12,356,672           30.2
InvestLink (China) Limited (3)..............     10,062,088           24.6
De-jun Zou..................................      3,089,168            7.5
Times Crossword Investment, Ltd. (4)........      3,089,168            7.5

                        (iii) Management as a Group

ALL DIRECTORS AND EXECUTIVE OFFICERS
   AS A GROUP (FIVE PERSONS)................     23,345,508           57.1
----------


     *   Less than 1%.


     (1) Gives effect to the shares of Common Stock issuable upon the exercise of all options exercisable within 60 days of November 15, 2004 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 40,918,710 shares of the Common Stock outstanding as of November 15, 2004. All information is as of November 15, 2004 and is based upon information furnished by the persons listed, contained in filings made by them with the Securities and Exchange Commission or otherwise available to us.


     (2) Consists of shares held by All Star Technology Inc., a British Virgin Islands international business company. Wei Li exercises voting and investment control over the shares held by All Star Technology Inc. Wei Li is a principal stockholder of All Star Technology Inc. and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by All Star Technology Inc. except to the extent of his pecuniary interest therein.

     (3) Consists of 6,178,336 shares of common stock held directly by InvestLink (China) Limited and 3,883,752 shares of common stock held by InvestLink (China) Limited as custodian for Gui-sheng Chen. Da-chang Ju exercises voting and investment control over the shares held by InvestLink (China) Limited. Da-chang Ju is a principal stockholder of InvestLink (China) Limited and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by InvestLink (China) Limited except to the extent of his pecuniary interest therein.

     (4) Mr. Yi Mao exercises voting and investment control over the shares held by Times Crossword Investment, Ltd.

                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, of which 40,918,710 shares of common stock and no shares of preferred stock were issued and outstanding as of November 16, 2004. Set forth below is a description of certain provisions relating to our capital stock. For additional information regarding our stock please refer to our Certificate of Incorporation and Bylaws.


COMMON STOCK

         Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders. There is no right to cumulative voting thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefor. It is our present intention to retain earnings, if any, for use in our business. The payment of dividends on our common stock is, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

         Our preferred stock may be issued from time to time in one or more series. Our Certificate of Incorporation authorizes our Board of Directors to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

ANTI-TAKEOVER PROVISIONS

         Certain provisions of our articles of incorporation and Delaware law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

     CHARTER AND BYLAW PROVISIONS

         Our certificate of incorporation allows our Board of Directors to issue 20,000,000 shares of preferred stock, in one or more series and with such rights and preferences including voting rights, without further stockholder approval. In the event that the Board of Directors designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an ANTI-TAKEOVER effect. The preferred stock authorized in our certificate of incorporation may inhibit changes of control that are not approved by our Board of Directors. These provisions could limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a CHANGE IN CONTROL of our Company. The issuance of preferred stock could also effectively limit or dilute the voting power of our stockholders. According, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

     DELAWARE LAW

         In addition, Delaware has enacted the following legislation that may deter or frustrate takeovers of Delaware corporations, such as our company:

         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board of Directors to issue shares of stock to persons friendly to existing management.

         SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with some exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of the person, who is an "interested stockholder" for a period of three years from the date that the person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and shares held by some employee stock ownership plans; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for our common stock is Fidelity Transfer Company. Its address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, and its telephone number is (801) 484-7222.

LISTING

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the trading symbol "KWBT."


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The financial statements for Kiwa Bio-Tech Products Group Ltd. for the year ended December 31, 2003 and the year ended December 31, 2002, included in this prospectus, and incorporated by reference in this registration statement, have been audited by Grobstein, Horwath & Company LLP, independent auditors, as stated in their report appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon the report of Grobstein, Horwath & Company LLP, given upon their authority as experts in accounting and auditing.

         Stubbs Alderton and Markiles, LLP will pass on the validity of the shares of common stock offered hereby.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation includes an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             DESCRIPTION OF BUSINESS

         We are a development stage company that develops, manufactures, distributes and markets innovative, cost-effective and environmentally safe bio-technological products for agriculture, natural resources and environmental conservation. Our products are designed to enhance the quality of human life by increasing the value, quality and productivity of crops and decreasing the negative environmental impact of chemicals and other wastes.

         We were originally incorporated in the State of Utah on June 14, 1933, under the name Tintic Gold Mining Company to perform mining operations in Utah. On March 12, 2004, pursuant to an Agreement and Plan of Merger dated as of March 11, 2004, by and among Tintic Gold Mining Company, TTGM Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of Tintic Gold Mining Company, and Kiwa Bio-Tech Products Group Ltd., a British Virgin Islands international business company, TTGM Acquisition Corporation merged with and into Kiwa
Bio-Tech Products Group Ltd. Each share of Kiwa Bio-Tech Products Group Ltd. common stock was converted into 1.5445839 shares of Tintic Gold Mining Company Common Stock, with Kiwa Bio-Tech Products Group Ltd. surviving as Tintic Gold Mining Company's wholly-owned subsidiary. The merger resulted in a change of control of Tintic Gold Mining Company, with former Kiwa Bio-Tech Products Group Ltd. stockholders owning approximately 89% of Tintic Gold Mining Company on a fully diluted basis. Subsequent to the merger, Tintic Gold Mining Company changed its name to Kiwa Bio-Tech Products Group Corporation. On July 22, 2004, we completed our reincorporation in the State of Delaware.

         In 2002, Kiwa Bio-Tech Products Group Ltd. chartered Kiwa Bio-Tech Products (Shandong) Co. Ltd., a wholly-owned subsidiary organized under the laws of China, as its offshore manufacturing base to capitalize on low cost, high quality manufacturing advantages available in China. In October 2003, Kiwa Bio-Tech Products Group Ltd. completed Phase I construction of its state-of-the-art manufacturing facility. In November 2003, Kiwa Bio-Tech Products Group Ltd. began shipping its first commercial product, a bio-fertilizer, to the agricultural market in China. We are currently working on existing product improvement and new product development while we continue our three-phase facility build-up.

BUSINESS AND OPERATIONS


         Our goal is to build a platform to commercialize bio-technological research and development results for applications in agriculture and environmental protection. In this respect, we are working on developing cooperative research relationships with several universities in China and the United States. We are also acquiring technologies to reduce research and development costs and shorten commercialization cycles. Specifically, on April 12, 2004, we entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing" from China Agricultural University. The aggregate purchase consideration under the agreement was $480,411, of which $30,205 was paid in cash at signing of the agreement and an additional $30,206 cash payment was still outstanding and accrued at September 30, 2004. In addition, as part of the purchase price we issued 1,000,000 shares of common stock in September 2004, valued at $0.42 per share based on its fair market value on July 20, 2004 (aggregate value $420,000) which is the date when the application for the patent right holder alternation registration was approved.

         The patent acquired from China Agricultural University covers six different species of bacillus which have been tested as bio-fertilizers to enhance yield and plant health. The production methods of the six species are also patented. The patent will expire on February 9, 2013. We plan to utilize the patent to develop a new series of products that complement to its current products and create a comprehensive product pipeline. There are no limitations under this agreement on our exclusive use of the patent. Pursuant to our agreement with China Agricultural University, the university agreed to provide research and technology support services at no additional cost to us in the event we decide to use the patent to produce commercial products. These research and technology support services include (1) furnishing faculty or graduate-level researchers to help bacteria culturing, sampling, testing, trial production and formula adjustment; (2) providing production technology and procedures to turn the products into powder form while keeping required live bacteria in the products; (3) establishing quality standards and quality control systems; (4) providing testing and research support for us to obtain necessary sale permits from the Chinese government; and (5) cooperation in developing derivative product. China Agricultural University has been providing some of these services since August 2004. If the university fails to provide any of these support services, our remedy against the university would be to bring a breach of contract suit for damages.

         In addition, we may file patent applications in China and or the United States for technologies we are currently developing related to applications of photosynthesis bacteria, biologic catalyst, and synergetic enzymes. These technologies have applications in the agricultural, natural resources and environmental conservation and drug manufacturing sectors. We also plan to explore acquisition of similar technologies both in China and the United States In addition, our broad plan includes launching our products in the United States and other markets, introducing of new products, creating formal strategic alliances with selected United States companies to co-develop and/or co-market products in the United States and China, and forming an international biotechnology research center in China for the research and development of agricultural, environmental and medical applications.

         We currently have two commercial products. Our first commercial product, based on the photosynthesis bacteria technology, is a bio-fertilizer called Photosynthesis Biological Catalyst. This product is distributed and sold in both powdered and liquid forms. The powdered form of this bio-fertilizer is sold under the ZHIGUANGYOU trademark. This product has fifteen different formulas for different types of crops, mainly including grain crops, economic row crops, leafy vegetables, fruits, and ornament plants. The products work as foliar bio-fertilizer to help increase agricultural production yield and improve plant quality by raising the photosynthetic capacity of plants and increasing the capacity to absorb nutrition from the soil. We formally started commercial sales in Shandong and Jiangshu Provinces in China in January 2004. We will target all major agricultural provinces in China over the next 18 months. The liquid form of the Photosynthesis Biological Catalyst is sold under the PUGUANGFU trademark. We started to offer this series of products in April 2004 to target lower-end markets mainly in our local region in Shandong Province in China. The liquid form of the product is used as foliar and as soil-applied bio-fertilizer. We currently have a temporary license from the Chinese Agriculture Department to sell this product series and expect to receive a permanent license shortly.

         Field tests conducted by Chinese government and research institutions over the past three years have confirmed that the Photosynthesis Biological Catalyst product stimulates plant growth and increases crop yields, including vegetables, fruits and other economic plants, by 10% to 25%.

         Our second product is a water treatment liquid under the PUGUANGFU trademark. This product is used in aquaculture as a water treatment and pathogen suppression agent. We started to offer this product in the Shandong and Jiangshu Provinces in China in April of 2004. We currently have a temporary license from the Chinese government to sell this product series and expect to receive a permanent license within the next several months.

         We plan to market another three to four products in the agriculture market in the next six to twelve months. These products are humus related products that can help increase soil fertility and play a vital role in plant nutrition. These products include the following:

         1. A soil applied compound fertilizer with amino acids and humic acids. This product will work as a supplementary product to chemical fertilizers. We are applying for a temporary sales license in Shandong Province in China which we expect to receive in November or December of 2004 and intend to start commercial sales when we receive the sales license.

         2. A soil applied bio-organic fertilizer with Bacillus species. We are applying for a sales licenses from the Chinese Agriculture Department and expect to receive the license in April or May of 2005. We will launch this product once we receive the license and will target regional markets in China and possibly U.S. markets in California, Florida and Texas in 2006. We intend to submit applications for sales permit to the applicable regulatory authority in each State in which we might sell the products in the United States.

         3. We are testing three products from United States and Canadian ag-biotechnology manufacturing companies and are applying for sales permit for these products from the Chinese government. We expect to finish the testing and registration process in May 2005, after which time we may act as a reseller of these products in China. These three products are: Bio-fungicide from 1st EnviroSafety, a Canadian company, Vitazyme, a bio-stimulant, from Vital Earth Resources, a Texas based company, and Mycorrhiza, and a nutrition product for new forest plantation, mine reclamation and erosion control, from Reforestation Technologies International, Inc., a California based company.

         In addition, we plan to expand the markets for our water-cleansing product based on the photosynthesis bacteria technology in the natural resources conservation market. We plan to actively pursue strategic alliances with bio-technology companies in the United States to maximize use of our strong marketing network in China's vast agricultural market.

         We currently satisfy all of our own manufacturing needs at our facilities in China. We do not have any agreements with third parties for the manufacture of our products. We purchase our raw materials from a variety of suppliers, does not rely any individual or group of suppliers, and do not have any agreements with such suppliers. The key raw materials used in production of our products are widely available from a wide variety supply sources.
Historically, we have not experienced in difficulty in procuring adequate quantities of raw materials.


         Historically, our operating results have been subject to seasonal trends when measured on a quarterly basis. This trend is dependent on numerous factors, including the markets in which we operate, growing seasons, climate, economic conditions and numerous other factors beyond our control. Generally, the second and third quarters are stronger than the first and fourth quarters, primarily because the second and third quarters correspond with the growing seasons in our primary markets in China. It is during those growing seasons when application of our products by our customers would be most beneficial and we therefore expect greater demand for our products during those periods. There can be no assurance that the historic operating patterns will continue in future periods.


         We currently employ 69 full-time employees in China and three in the US. We have 43 seasonal employees in China and one part-time employee in the US. We believe our labor relations are good and our turnover rate is relatively low.

STRATEGIES

         With the world's largest population to feed, China's demand for agricultural products is immense. Problems with pollution and soil contamination have increased pressure on the Chinese government to conserve land and enhance environmental protection. China thus faces an urgent need to improve unit land yield and reduce pollution. We plan to address this need through the development of our ag-biotechnology products which increase agricultural productivity in environmentally friendly ways. To capture this opportunity, our core strategies are as follows:

         o Build a commercialization platform for world-class biotechnological research and development results for applications in agriculture, natural resources conservation and environmental protection;

         o Establish strategic alliances for research and development, sales and distribution and customer acquisition with complimentary entities in the biological-agriculture and natural resources conservation industry;

         o Complete our manufacturing facility in Shandong Province, one of the largest agricultural provinces in China;

         o Offer flexible investment structure that does not take high risks in the research and development process, thus being able to manage commercialization risks and capture value; and

         o Enhance overall management systems, operational structure and corporate governance.

         Our sales strategy involves utilizing both a direct sales force and distribution networks. Our distribution efforts are expected to include the following:

         o        Leveraging   government   support  and  existing   rural  area
                  distribution networks to more effectively reach end-users;

         o Cooperating with special fertilizer distributors who also help farmers resell their products;

         o        Focusing  on   large-to-medium   size   wholesalers   of  farm
                  fertilizers at provincial and municipal levels;

         o Establishing a three-level distribution network consisting of a company centralized sales office, provincial and city/county level agents; and

         o Leveraging existing sales channel network of affiliates' products to save costs of building the network from scratch.

         We plan to target major agricultural companies and growers as customers that can realize significant financial benefits from using our products including:

         o High value crop (such as fruits and vegetables) growers in China that supply to major cities;

         o Agricultural producers in China who export to Japanese, Korean and other regional markets; and

         o        "Green" or organic growers of produce throughout the world.

         Our sales efforts in the year 2004 are focused on the following geographic markets in China:

         o Shandong Province - where our manufacturing facility is based and its products are tested. This province is a significant agricultural market and close to the Japanese and Korean markets;

         o Jiangsu and Zhejiang Provinces - two large provinces that are close to Shanghai. Currently, we have entered into an exclusive distribution arrangement with one of the largest fertilizer and related product distributors in Jiangsu Province which is distributing our series of products to the local farmers;

         o Hebei Province - a vegetable supplier base for the neighboring capital city of Beijing. We are partnering with government affiliated entities in Hebei Province to facilitate faster market penetration; and

         o Xinjiang Autonomous Region - which is one of the largest agricultural provinces in China and the largest base for growing cotton and tomatoes in China.

         Given the global trend of customers favoring environmentally safe organically grown food and growers' need for higher crop yields and better quality, we also foresee strong market needs in the United States and other international markets including East and Southeast Asia. We are currently exploring entering the California and Florida markets in the United States, where farmers grow more "green" or organic high value crops such as fruits and vegetables. We are also in discussions with fertilizer manufacturers and distributors in Taiwan to distribute our products in the Taiwanese market and other Southeast Asian markets.

         In addition, we also have on-going talks with universities in the United States, such as the University of California at Riverside and at Davis as well as the University of Wisconsin, and universities in China, such as China Agricultural University, Nanjing Agricultural University and Shandong University, pursuant to which we are exploring relationships for research and development projects. However, we current have a formal agreement with China Agricultural University, the material terms of which were discussed in the Business and Operations section above.

         Under the agreement with China Agricultural University, we have the right to require the university to list our research and application projects as a top priority, to ask opinions on projects and new developments in the industry from the scientists at the university, to share the university's library, use labs and employ research capacity including faculty and research staff, and to use the university's name in our publication and marketing materials. There is no payment required for research projects and information inquiries. However, once a project generates commercial profits, we will receive no less than 60% of the profits, and the university will receive the remainder of the profits. In addition, expensing on large projects will be decided on a case by case basis. There is no expiration date on the agreement unless both sides decide to terminate the agreement. There is no potential payment under this agreement.

MARKET OVERVIEW

         Modern agricultural practices largely rely on heavy use of chemical fertilizers and pesticides which cause tremendous harm to the environment and soils. Such practices have been under increasing scrutiny across the world, leading to consumer demand for agricultural practices that are more environmentally friendly. China has only 9.1%(1) of the world's agricultural land but needs to feed over 1.2(2) billion people, or approximately 21.1%(3) of the world's population. To increase the overall crop yield, farmers in China use vast amounts of chemical fertilizers. According to the China Statistics Bureau and the Food & Agriculture Organization of the United Nations, the use of chemical fertilizers in China increased 64.2%(4) in the past decade and is now the largest and accounted for one third of the total consumption of the world(5). Long-term excessive use of chemical fertilizers in China has led to severe soil contamination and pollution. If the situation continues unchanged, the largest population in the world could potentially face severe food and water shortages and an increasingly polluted living environment.

         One solution to the environmental problem is bio-fertilizer, an environmental friendly fertilizer. China's current consumption of bio-fertilizer consists of only 2.3%(6) of the total fertilizer consumption. The Chinese agricultural industry has started to recognize the importance of bio-fertilizers to sustainable long-term agriculture in China. Our first commercialized product, Photosynthesis Biological Catalyst, capitalizes on this market trend and we hope to become one of the leaders in developing green technologies for productive, more sustainable agriculture in China.

COMPETITION

         Due to the unique products that we offer and very early stage of the bio-fertilizer market in China, there is little direct competition for our products in the Chinese marketplace. With respect to existing products that are similar to Photosynthesis Biological Catalyst and their manufacturers, management believes that we have product differentiation and cost advantages (cost to customer) which will enable us to outperform our competitors, in terms of profitability, for the following reasons, among others:

         o High effectiveness in increasing crop yield and quality while being environmentally friendly;

         o Lower price point and higher return on investment to end users;

         o        Powder-based  form making  transportation  and storage easier;
                  and

         o Complimentary to existing use of chemical fertilizer which will help to minimize switching costs for end users.

----------
   1 Total area of cultivated  land of China is 127,082,000  hectares - as cited on page 385 in "China Statistical Yearbook" published by National Bureau of Statistics of China (September 2002). Total area of world cultivated land is 1,401,700,000 hectares - as cited on page 17 in "Summary of Food and Agricultural Statistics 2003" published by Food and Agricultural Organization of the United Nations (2003).

   2 Calculated  based  on  data  published  in  "China  Statistical   Yearbook"
     published by National Bureau of Statistics of China (September 2002), page 927.

   3 Calculated based on data published in the "China Statistical Yearbook" published by National Bureau of Statistics of China (September 2002), page 927.

   4 Calculated based on data published in the "China Statistical Yearbook" published by National Bureau of Statistics of China (September 2002), page 389.

   5 Calculated based on data published in "Current Agriculture Situation and Chemical Fertilizer Demand in China," by Gao Xiangzhao, Ma Shangbao and Du Sen, published by Science Publication House (July 2004), page 73.

   6 Bio-fertilizer production and consumption of 100x104 metric tons, as cited on page 1 of " Bio-Fertolizer Present and Future," by Linfeng Li, published by Jiangxi Agricultural University. Aggregate fertilizer consumption of 4339x104, as cited on page 73 pf "Current Agriculture Situation and Chemical Fertilizer Demand in China," by Gao Xiangzhao, Ma Shangbao and Du Sen, published by Science Publication House (July 2004).

         We have conducted detailed research and analysis of the competitive landscape in the marketplace. From a broader view, there are about 10 companies, in different stages and of varied sizes of operations, which have or are producing similar photosynthesis related, microbial bio-fertilizer products in China, according to the categorization records from the Agriculture Fertilizer License Authority in China. The products of these companies are all in liquid form. Below is a summary of these 10 companies:

COMPANY NAME                          CURRENT STATUS
-----------------------------------   ------------------------------------------
Shanxi Kelin Environment Protection   The products are still in the experimental
Center, Shanxi Province               stage.
-----------------------------------   ------------------------------------------
Xinjin Microbial Products Factory     Only sells in part of Sichuan  Province
of Sichuan Agriculture University,    with a relatively low sales volume.
Sichuan Province
-----------------------------------   ------------------------------------------
Shenyang Fengyuan Bio-tech Products   A wholly-owned Japanese company.
Co., Ltd., Liaoning Province
                                      3 years in production of photosynthesis-based fertilizer product.

                                      Annual production of 2,000 tons (liquid).
-----------------------------------   ------------------------------------------
Shanghai Pudong Yiyijou Bio-          In business since 1999.
engineering Co., Ltd., Shanghai
                                      Covers more than 10 provincial markets.
-----------------------------------   ------------------------------------------
Chongyi Bio-technology Development    A county-level plant.
Center, She County, Hebei Province
                                      Small production scale.

                                      Products are sold in Linxi County in
                                      Shandong Province nearby.
-----------------------------------   ------------------------------------------
Bierfu Bio-engineering Co., Ltd.,     Products mostly sold in Jinan and
Weihai, Shandong Province             Shouguang areas in Shandong Province.

                                      Sales branches in Hebei, Nanjing & Fujian.

                                      Annual sales of 100 tons.
-----------------------------------   ------------------------------------------
North Design Institute, Protection    Has no commercial production.
Sub-Institute
                                      Owns the related intellectual property
                                      rights.
-----------------------------------   ------------------------------------------
Wuhan Shiruifu Bio-Technology Co.,    Its target market is in Hubei Province.
Ltd., Wuhan, Hubei Province
                                      Annual production of 3,000 tons (liquid).
-----------------------------------   ------------------------------------------
Harbin Tianye Bio-Technology Co.,     For details, refer to the following
Ltd., Harbin, Heilongjiang Province   section.
-----------------------------------   ------------------------------------------
Beijing Feishite Bio-engineering      Expected to establish two photosynthesis
Co., Ltd., Beijing                    bacteria fertilizer production bases in
                                      Beijing with annual production of 5,000
                                      tons (liquid).

         In addition, we face competition from large chemical fertilizer manufacturers in China, such as Sino-Arabic Chemical Fertilizer Company in national markets as well as Red Sun Group in Shandong and Jiangsu markets. These chemical fertilizer manufacturers have provided chemical fertilizers to farmers in China for several years and customers are more accustomed to using their established products as compared to our products.

FACILITIES AND EQUIPMENT

         We are in the process of constructing a manufacturing facility on 15.7 acres of land in Shandong Province, China. The right of land use has been approved by the local government for up to 10 years without land use costs. In the event our Chinese subsidiary becomes profitable, it will have the option to acquire the land use rights for a period of up to 50 years. Phase I of a three-phase construction plan has been completed. We expect the facility to be fully operational in 2005. Our manufacturing will take place in our Shandong China facility. We do not have any outsourcing agreements.

         Our principal executive offices are located at 17700 Castleton Street, Suite 589, City of Industry, California 91748.

SOURCES OF RAW MATERIALS

         The major raw materials for photosynthetic bacteria production are photosynthetic bacteria, sodium acetate, glucose, diammonium phosphate, and dipotassium hydrogen phosphate. Other chemicals are also used in the growth media. These materials are either cultured by our technicians or purchased from local markets.


         Four suppliers accounted for 51.4%, 37.5%, 4.0% and 2.4% of our net purchases and 40.8%, 29.8%, 6.1% and 3.1% of our net purchases for the three months and nine months ended September 30, 2004, respectively. These suppliers are Beijing Wenming-Xinke Science and Technology Ltd., Beijing Kailida Technology Trading Co., Sichuan Jiahe Enterprise, and Jining Fast Printing Company, respectively. Historically these suppliers have sufficiently met our needs. In addition, the raw materials used in our products are available from a variety of alternative sources.


         We do not have agreements with our suppliers due to the availability of numerous suppliers who have the ability to supply our raw materials on fairly short notice. We currently maintain a list of 92 qualified suppliers. We place purchase orders when we need supplies.

DEPENDENCE ON CUSTOMERS


         Zhongzheng Agriculture-Technology Product Promotion Co. and Beijing Kailida Technology Trading Co. accounted for 59.0% and 39.2% of our net sales for the three months ended September 30, 2004, respectively, and 48.7% and 34.3% of our net sales for the nine months ended September 30, 2004, respectively. No other single cusomter accounted for more than 10% of our revenues. We hope to expand our customer base to reduce our reliance on any single customer.


REGULATORY CONCERNS

         Our production needs to follow bio-fertilizer and photosynthetic bacteria standard production and testing procedures issued by the Chinese Ministry of Agriculture. We comply with the applicable standard production and testing procedures.

ENVIRONMENTAL MATTERS

         The bacteria used in our products are naturally occurring in many water bodies and have been extensively tested for environmental safety. They have been recognized as group beneficiary bacteria that can digest small inorganic and organic molecules for water cleaning and other water treatment purpose. They are environmental friendly and are not known to cause any environmental problems.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         We intend to develop, manufacture, distribute and market innovative, cost-effective and environmentally safe bio-technological products for the agricultural, natural resources and environmental protection markets located primarily in the People's Republic of China. We intend to improve existing products and to develop new products. Our activities to date have included conducting research and development, acquiring and developing intellectual property, raising capital, developing of a manufacturing facility and identifying strategic acquisitions. Our first product, a photosynthesis biological catalyst, was introduced in the People's Republic of China's agricultural market in November 2003. We are a development stage entity.

         In March 2004, we entered into a merger with Kiwa Bio-Tech Products Group Ltd., a privately-held British Virgin Islands corporation, through a newly formed wholly-owned subsidiary, with Kiwa Bio-Tech Products Group Ltd. surviving as our wholly-owned subsidiary. For accounting purposes this transaction was treated as an acquisition of the public company and a recapitalization of Kiwa Bio-Tech Products Group Ltd. and its wholly owned subsidiary, KIWA Bio-Tech Products (Shandong) Co., Ltd. For accounting purposes, Kiwa Bio-Tech Products Group Ltd. is considered the acquirer in this transaction. The statements of operations and cash flows subsequent to the merger will be those of Kiwa Bio-Tech Products Group Ltd.


         On April 12, 2004, we entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing", which was originally granted by the People's Republic of China Patent Bureau on July 12, 1996. The patent covers six different species of bacillus which have been tested as bio-fertilizers to enhance yield and plant health. The production methods of the six species are also patented. The patent will expire on February 9, 2013. The purchase consideration was $480,411, of which $30,205 was paid at signing of the agreement and an additional $30,206 was still outstanding and accrued at September 30, 2004. We plan to pay the additional $30,206 payment in the fourth quarter when our cash position improves. In addition, as part of the purchase price we issued 1,000,000 shares of common stock in September 2004, valued at $0.42 per share based on its fair market value on July 20, 2004 (aggregate value $420,000) which is the date when the application for the patent right holder alternation registration was approved. The Company plans to utilize the patent to develop a new series of products that complement to its current products and create a comprehensive product pipeline. We expect to invest $500,000 (included in manufacturing facility construction and working capital spending plans) to complete the patent's commercialization and anticipate to generate between $1 million to $1.5 million in revenue from the commercial products under the patent for the next 5 to 8 years. There are no limitations under this agreement on our exclusive use of the patent.

         Pursuant to our agreement with China Agricultural University, the university agreed to provide research and technology support services at no additional cost to us in the event we decide to use the patent to produce commercial products. These research and technology support services include (1) furnishing faculty or graduate-level researchers to help bacteria culturing, sampling, testing, trial production and formula adjustment; (2) providing production technology and procedures to turn the products into powder form while keeping required live bacteria in the products; (3) establishing quality standards and quality control systems; (4) providing testing and research support for us to obtain necessary sale permits from the Chinese government; and
(5) cooperation in developing derivative product. China Agricultural University has been providing some of these services since August 2004. If the university fails to provide any of these support services, our remedy against the university would be to bring a breach of contract suit for damages.


MAJOR CUSTOMERS AND SUPPLIERS


         Three customers accounted for 59.0%, 39.2% and 1.8% of our net sales and 48.7%, 34.3% and 1.1% of the our net sales for the three months and nine months ended September 30, 2004, respectively. We did not have any sales for the three months and nine months ended September 30, 2003.

         Four suppliers accounted for 51.4%, 37.5%, 4.0% and 2.4% of our net purchases and 40.8%, 29.8%, 6.1% and 3.1% of our net purchases for the three months and nine months ended September 30, 2004, respectively. We had minimal purchases for the three months and nine months ended September 30, 2003. In addition, the raw materials used in our products are available from a variety of alternative sources.

GOING CONCERN


         Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. We incurred a net loss of $153,112, $2,560,314 and $1,355,239 during the three months and nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, and our current liabilities exceeded our current assets by $94,656 and $585,313 at September 30, 2004 and December 31, 2003, respectively. In addition, we are still in the development stage and will require additional capital to fund its business plan, and are continuing to develop our manufacturing facility and have not generated significant revenues from our planned principal operations. These factors create substantial doubt about our ability to continue as a going concern.

         As of September 30, 2004, we had obtained non-interest bearing loans from the local PRC government of approximately $1,390,000. These loans require us to begin repayment of the outstanding balance of these loans, approximately $1,060,000 at September 30, 2004, as our Chinese subsidiary becomes profitable and for the entire balance to be paid within three years.


         As of July 6, 2004, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, LP for the sale and issuance of up to $10,000,000 of our common stock. We plan to use these funds to finance our operations.

         During the year ending December 31, 2004, we intend to raise additional capital through the issuance of debt or equity securities to fund the development of its planned business operations, although there can be no assurances that we will be successful in this regard. To the extent that we are unable to successfully raise the capital necessary to fund our future cash requirements on a timely basis and under acceptable terms and conditions, we will not have sufficient cash resources to maintain operations, and may have to curtail operations and consider a formal or informal restructuring or reorganization.

TRENDS AND UNCERTAINTIES IN REGULATION AND GOVERNMENT POLICY IN PEOPLE'S REPUBLIC OF CHINA

     AGRICULTURAL POLICY CHANGES IN CHINA


         After over ten years of economic growth, China now faces an imbalance between urban and rural environments as well as the manufacturing and agricultural industries. On February 10, 2004, the Chinese central government issued a new policy to correct the imbalance by offering favorable taxation of agricultural products. Existing agricultural products will be taxed at a rate of 1%. We should benefit from this favorable taxation rate as farmers will retain more of their income and will most likely spend some of that income on our products resulting in greater sales. In addition, we anticipate receiving additional governmental support in marketing our products to farmers due to additional procedural changes included with the new policy.


     GENERAL FISCAL AND MONETARY POLICY CHANGES IN CHINA


         Recently China adopted restricted fiscal and monetary policies to fight potential inflation. However, "People's Daily," the Chinese communist party's major news paper, stated on August 10, 2004, that the agricultural area has been one of a few industries which will continue to enjoy expansionary policy. The article noted that the Chinese government will continue to increase investment in agricultural development. We have previously benefited from these policies, as evidenced by our receipt of non-interest bearing loans from the government in the amount of approximately $1,087,390 from November 28, 2002 to February 1, 2004, and of approximately $304,000 in June 2004. As the government further increases investment in the agricultural area, we expect that similar loans or other favorable financing programs will be available to us in the future, which we anticipate will assist us with managing liquidity and capital resources during our growth period. However, if these financing programs are not available in the future, we may have to borrow on terms which are less favorable to us, or we may not be able to borrow additional funds at all on terms which are acceptable.

     FOREIGN INVESTMENT POLICY CHANGES


         The Chinese government is considering changes to its currently policy, which provides favorable tax treatment to foreign invested enterprises as compared to Chinese domestic business. The new policy under consideration will treat the foreign invested enterprises the same as Chinese domestic enterprises. As a result, new foreign invested enterprises will no longer enjoy the favorable tax treatment as in effect under current tax laws (no income taxes for the first two years of operations and, and income taxed at one half of the normal rate for the next three years) previously given to foreign invested enterprises. However, the proposed new policy is not expected to have an impact on companies like ours, which have already been granted such tax treatment. We believe this beneficial tax status will make an investment in our Company more attractive to both foreign and domestic investors in China, which could improve our liquidity or provide additional capital resources. However, if we were to be subject to such new policies, our tax rate and tax liability would increase.


     FOREIGN EXCHANGE POLICY CHANGES

         China is considering allowing its currency to be freely exchangeable for other major currencies. This change will result in greater liquidity for revenues generated in Renminbi. We would benefit by having easier access to and greater flexibility with capital generated in and held in the form of Renminbi. The majority of our assets are located in China and all of our earnings are currently generated in China, and are therefore denominated in Renminbi. Changes in the exchange from Renminbi to U.S. Dollars will have impact on our reported results of operations and financial condition. In the event that Renminbi appreciates over the next year as compared to the U.S. Dollar, our earnings will benefit from the appreciation of the Renminbi. However, if we have to use U.S. Dollars to invest in our Chinese operations, we will suffer from the depreciation of U.S. Dollars against the Renminbi. On the other hand, if the value of the Renminbi were to depreciate compared to the U.S. Dollar, then our reported earnings and financial condition would be adversely effected when converted to U.S. Dollars.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         We prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

         The following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.


         ACCOUNTS RECEIVABLE. We perform ongoing credit evaluations of our customers and intend to establish an allowance for doubtful accounts when amounts are not considered fully collectable. As of September 30, 2004, receivables between the ages of 1-30 days accounted for 56.76%; receivables between the ages of 31-60 days accounted for 0.65%; receivables between the ages of 61-90 days accounted for 1.54%; receivables between the ages of 91-120 days accounted for 29.55%; and receivables between the ages of 121-365 days accounted for 11.47% of total accounts receivable. We believe that the accounts receivable balance at September 30, 2004 is fully collectible.


         We require our customers to pay between 20% and 60% of the purchase price of an order placed, depending on the results of our credit investigations, prior to shipment. The remaining balance is due within 90 days, unless other terms are approved by management. We maintain a policy that all sales are final we do not allow returns. However, in the event of defective products, we may allow customers to exchange the defective products for new products within 90 days of delivery and prior to the product's expiration date. In the event of any exchange, the customers pay all transportation expenses and 10% of packing costs for the exchange.

         INVENTORIES. Inventories are stated at the lower of cost or net realizable value. Cost is determined on the weighted average method. Inventories include raw materials, work-in-progress, finished goods and low-value consumables. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs to complete and dispose.

         REVENUE RECOGNITION. We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Sales represent the invoiced value of goods, net of value added tax, supplied to customers, and are recognized upon delivery of goods and passage of title.


         IMPAIRMENT OF ASSETS. Our long-lived assets consist of property and equipment, and intangible asset. At September 30, 2004, the net value of property and equipment, and intangible asset was $1,445,121 and $473,739, respectively, which represented approximately 43% and 14% of our total assets respectively. At December 31, 2003, the net value of property and equipment was $1,477,148, which represented approximately 69% of our total assets


         We periodically evaluate our investment in long-lived assets, including property and equipment, for recoverability whenever events or changes in circumstances indicate the net carrying amount may not be recoverable. Our judgments regarding potential impairment are based on legal factors, market conditions and operational performance indicators, among others. In assessing the impairment of property and equipment, we make assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or the related assumptions change in the future, we may be required to record impairment charges for these assets.

         INCOME TAXES. We record a valuation allowance to reduce our deferred tax assets arising from net operating loss carryforwards to the amount that is more likely than not to be realized. In the event we were to determine that we would be able to realize our deferred tax assets in the future in excess of our recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Likewise, should we determine that we would not be able to realize all or part of our deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

RESULTS OF OPERATIONS


     THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003:

         NET SALES. Net sales were $407,884 for the three months ended September 30, 2004. We did not have any sales for the three months ended September 30, 2003. The introduction of new products and development of customer base from the end of 2003 to 2004 has resulted in the continuous growth of net sales.

         Net sales were $701,101 for the nine months ended September 30, 2004. We did not have any sales for the nine months ended September 30, 2003. The increase in net sales is the result of our products being introduced to the market in November 2003.

         COST OF SALES. Cost of sales was $170,387 for the three months ended September 30, 2004, including depreciation and amortization of $9,913.

         Cost of sales was $277,688 for the nine months ended September 30, 2004, including depreciation and amortization of $28,679.

         GROSS PROFIT. Gross profit was $237,497, or 58% of net sales, for the three months ended September 30, 2004.

         Gross profit was $423,413, or 60% of net sales, for the nine months ended September 30, 2004.

         CONSULTING AND PROFESSIONAL FEES. Consulting and professional fees were $186,075 for the three months ended September 30, 2004. We did not have any consulting and professional fees for the three months ended September 30, 2003. The increase in consulting and professional fees in the three months ended September 30, 2004 is primarily attributable to activities relating to fundraising, investor relations and public company operations.

         Consulting and professional fees were $285,535 for the nine months ended September 30, 2004. We did not have any consulting and professional fees for the nine months ended September 30, 2003. The increase in consulting and professional fees in 2004 is primarily attributable to activities relating to fundraising, investor relations and public company operations.

         DIRECTORS' COMPENSATION. Directors' compensation was $2,175 for the three months ended September 30, 2004, as compared to $2,175 for the three months ended September 30, 2003.

         Directors' compensation was $22,473 for the nine months ended September 30, 2004, as compared to $19,730 for the nine months ended September 30, 2003.

         GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense decreased $8,170, or 5%, to $160,245 for the three months ended September 30, 2004, as compared to $168,415 for the three months ended September 30, 2003.

         General and administrative expense was $436,234 for the nine months ended September 30, 2004, as compared to $254,837 for the nine months ended September 30, 2003, an increase of $181,397 or 71%, primarily as a result of increased personnel-related costs in China amounting to $66,539 for the nine months ended September 30, 2004 reflecting an increased level of business activities and increased personnel-related costs in the United States amounting to $102,446 for the nine months ended September 30, 2004 following commencement of the operations in the United States in April 2004. General and administrative expenses mainly include salaries, travel and entertainment, rent, office expense, telephone expense and insurance costs.

         RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense decreased $2,952, or 17%, to $14,195 for the three months ended September 30, 2004, as compared to $17,147 for the three months ended September 30, 2003.

         Research and development expense decreased $3,105, or 7%, to $40,946 for the nine months ended September 30, 2004, as compared to $44,051 for the nine months ended September 30, 2003.

         DEPRECIATION AND AMORTIZATION. Depreciation and amortization, excluding depreciation and amortization included in cost of sales, increased $14,274, or 414%, to $17,725 for the three months ended September 30, 2004, as compared to $3,451 for the three months ended September 30, 2003. This increase is the result of completion of Phase I of our manufacturing facility construction in late 2003 and the amortization of a newly acquired patent in July 2004.

         Depreciation and amortization, excluding depreciation and amortization included in cost of sales, increased $28,148, or 396%, to $35,260 for the nine months ended September 30, 2004, as compared to $7,112 for the nine months ended September 30, 2003. This increase is the result of completion of Phase I of our manufacturing facility construction in late 2003 and the amortization of a newly acquired patent in July 2004.

         REVERSE MERGER COSTS. We did not have any reverse merger costs relating to our March 2004 merger with a United States public company for the three months ended September 30, 2003 and 2004.

         Reverse merger costs relating to March 2004 merger were $1,417,434 for the nine months ended September 30, 2004, including non-cash costs relating to the issuance of stock options and warrants of $1,114,380. We did not have any reverse merger costs for the nine months ended September 30, 2003.

         INTEREST EXPENSE. Interest expense increased $5,708, or 127%, to $10,194 for the three months ended September 30, 2004, as compared to interest expense of $4,486 for the three months ended September 30, 2003. This increase is due to increased borrowing during the period in between.

         Interest expense increased $741,968 to $745,845 for the nine months ended September 30, 2004, as compared to interest expense of $3,877 for the nine months ended September 30, 2003. This increase is due primarily to the amortization of beneficial conversion feature of convertible notes payable included in interest expense for the first nine months of 2004, as described below, as well as increased borrowing during the first nine months of 2004 as compared to the same period of the prior year.

         AMORTIZATION OF BENEFICIAL CONVERSION FEATURE OF CONVERTIBLE NOTES PAYABLE. On January 25, 2004, we entered into a convertible loan agreement for $500,000, with interest at 12%, payable at maturity. The loan was scheduled to mature on September 25, 2004. As part of the loan terms, the lender has the right to convert the loan into shares of our common stock at $0.25 per share at any time prior to the maturity date, subject to our completion of a reverse merger transaction in the United States, which was accomplished in March 2004. On June 8, 2004, the lender converted the $500,000 loan into 2,000,000 shares of our common stock at the agreed upon conversion price of $0.25 per share. The lender is an unrelated party located outside the United States. The fair value of the beneficial conversion feature of this convertible loan was determined to be $500,000, consisting of the aggregate fair value of the difference between the $0.25 conversion price and the fair market value of our common stock of $0.60 per share, and was recorded as a reduction to convertible notes payable and charged to operations as interest expense from January 25, 2004 through the conversion date (June 8, 2004), which resulted in a charge to operations of $281,250 for the nine months ended September 30, 2004. The unamortized deferred interest expense of $218,750 as of the conversion date was charged to operations as interest expense.

         On March 12, 2004, we entered into a convertible loan agreement for $200,000, with interest at 12%, payable at maturity. The loan was scheduled to mature three months after funding. As part of the loan terms, the lender had the right to convert the loan into shares of our common stock at $0.25 per share at any time prior to the maturity date, subject to our completion of a reverse merger transaction in the United States, which was accomplished in March 2004. The loan was not funded until April 7, 2004. On June 8, 2004, the lender converted the $200,000 loan into 800,000 shares of our common stock at the agreed upon conversion price of $0.25 per share. The lender is an unrelated party located outside the United States. The fair value of the beneficial conversion feature of this convertible loan was determined to be $200,000, consisting of the aggregate fair value of the difference between the $0.25 conversion price and the fair market value of our common stock of $0.60 per share, and was recorded as a reduction to convertible notes payable and charged to operations as interest expense from April 7, 2004 through the conversion date (June 8, 2004), which resulted in a charge to operations of $133,333 for the nine months ended September 30, 2004. The unamortized deferred interest expense of $66,667 as of the conversion date was charged to operations as interest expense.

         NET LOSS. Net loss decreased $42,562 to $153,112 for the three months ended September 30, 2004, as compared to $195,674 for the three months ended September 30, 2003. The decrease in net loss in the current period is primarily because of the continuing increase in revenue since late 2003.

         Net loss increased $2,230,707 to $2,560,314 for the nine months ended September 30, 2004, as compared to $329,607 for the nine months ended September 30, 2003. The increased net loss in the current period is primarily the result of charges related to the reverse merger, consulting and professional fees, convertible notes, and start of operations in the United States in April 2004.


     TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002:

         NET SALES. Net sales were $40,031 for the twelve months ended December 31, 2003. We did not have any sales for the twelve months ended December 31, 2002. The increase in net sales is the result of our first product being introduced to the market in November 2003.

         COST OF SALES. Cost of sales was $30,294 for the twelve months ended December 31,2003, including depreciation and amortization of $16,578.

         GROSS PROFIT. Gross profit was $9,737 or 24.3% of net sales for the twelve months ended December 31, 2003.

         CONSULTING AND PROFESSIONAL FEES. Consulting and professional fees were $545,787 and $21,816 for the twelve months ended December 31, 2003 and 2002, respectively. The increase in consulting and professional fees in 2003 is primarily attributable to activities relating to implementing a strategy to become a publicly traded company through reverse merger.

         DIRECTORS' COMPENSATION. Directors' compensation was $347,110 for the twelve months ended December 31, 2003, as compared to $906 for the same period of 2002. In 2002 directors worked almost free for the company. In 2003 we issued stock to compensate director's compensation due to increasing activities.

         GENERAL AND ADMINISTRATIVE. General and administrative expense was $327,501 for the twelve months ended December 31, 2003, as compared to $41,435 for the same period of 2002, an increase of 286,066 or 690.4%, primarily as a result of a short operation history in 2002 and increased personnel-related costs in the People's Republic of China reflecting an increased level of business activity and increased costs associated with being a public company. General and administrative expenses include salaries, travel and entertainment, rent, office expense, telephone expense and insurance costs.

         RESEARCH AND DEVELOPMENT. Research and development expense increased $57,269, or 928.94%, to $6,165 for the twelve months ended December 31, 2003, as compared to $6,165 for the twelve months ended December 31, 2002. This increase is due to the incorporation in June 2002 and minimum research and development activities.

         DEPRECIATION AND AMORTIZATION. Depreciation and amortization, excluding depreciation and amortization included in cost of sales, increased $18,280, or almost sixty times, to $18,585 for the twelve months ended December 31, 2003, as compared to $305 for the same period of 2002. This increase is the result of a short operational history in 2002.

         REVERSE MERGER COSTS. Reverse merger costs relating to a proposed reverse merger were $50,336 for the twelve months ended December 31, 2003 due to implementing a strategy to become a publicly-traded company through reverse merger. We did not have any reverse merger costs for the twelve months ended December 31, 2002.

         INTEREST INCOME (EXPENSE), NET. Interest expense increased $11,966, or 4,656%, to $12,223 for the twelve months ended December 31, 2003, as compared to interest income of $257 for the same period of 2002. This increase is due to increased borrowing in 2003.

         NET LOSS. Net loss increased $1,284,355 to $1,355,239 for the twelve months ended December 31, 2003, as compared to $70,844 for the same period of 2002. The increased net loss in 2003 is primarily the result of the increase in consulting and professional fees as well as director's compensation.

LIQUIDITY AND CAPITAL RESOURCES


         Since inception in 2002, we have relied on the proceeds from the sale of our equity securities and loans from both unrelated and related parties to provide the resources necessary to fund the development of our business plan and operations. During the nine months ended September 30, 2004, we raised $1,050,000 in the form of three convertible notes payable and obtained a government preferential note of approximately $304,000.


         We are in the development stage and will require additional capital to fund our business plan, and are continuing to develop our manufacturing facility and have not generated significant revenues from our planned principal operations. During the remainder of the fiscal year ending December 31, 2004, we intend to raise additional capital through the issuance of debt or equity securities to fund the development of our planned business operations, although there can be no assurances that we will be successful in this regard. There can be no assurances that we will be able to obtain sufficient funds to allow us to continue its operations during the remainder of 2004.


         On July 6, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Under the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, LP common stock for a total purchase price of up to $10,000,000. The amount of each cash advance is subject to a maximum advance amount of $500,000, with no cash advance occurring within seven trading days of a prior advance. The terms of this agreement are described in more detail elsewhere in this registration statement.

         On July 26, 2004, we entered into a loan agreement with China Star Investment Group, a related party, pursuant to which we borrowed $50,500. This loan bears interest at a rate of 12% per annum and is scheduled to mature on January 26, 2005.

         On September 23, 2004, we entered into a convertible loan agreement for $350,000 with interest at 10% per annum, together with 1,050,000 detachable warrants, issuable at the execution of this agreement. The loan is scheduled to mature on March 23, 2005. As part of the loan terms, the lender has the right to convert the loan into shares of our common stock at $0.20 per share at any time prior to the maturity date of the loan. In addition, our CEO executed a guarantee of repayment of the loan which is secured by shares of our common stock that he owns.

         At September 30, 2004 and December 31, 2003, we had cash of $342,133 and $48,730, respectively. At September 30, 2004 and 2003, our net working capital deficiency was $94,656 and $585,313, respectively, reflecting current ratios of 0.94:1 and 0.53:1, respectively, at such dates.

         During the nine months ended September 30, 2004, our operations utilized cash of $974,747, as compared to $542,302 utilized for the nine months ended September 30, 2003, as a result of an increased level of business activity and the costs associated with operating a public company. For the period June 5, 2002 (Inception) to September 30, 2004 (Cumulative), our operations utilized cash of $1,198,587.

         During the nine months ended September 30, 2004, we utilized $54,406 in investing activities, as compared to $884,745 for the nine months ended September 30, 2003, for the purchase of property and equipment. For the period June 5, 2002 (Inception) to September 30, 2004 (Cumulative), we utilized $1,567,022 in investing activities for the purchase of property, equipment and intangible asset.

         During the nine months ended September 30, 2004, we generated $1,322,556 from financing activities, consisting of the proceeds from three convertible notes payable of $1,050,000, decrease in restricted cash of $300,000 and increases in long-term borrowings of $326,217, offset in part by the repayment of short-term and long-term loans of $283,930 and $69,731 respectively. During the nine months ended September 30, 2003, we generated $ 1,123,261 from financing activities through an increase in short-term loans and long-term borrowings.


         For the years ended December 31, 2003 and 2002, we generated $1,161,844 and $623,342, respectively, from financing activities, consisting of the proceeds from the sale of common stock of $465,000, the proceeds from convertible notes payable of $100,000, the proceeds from short-term borrowings of $283,930 and the proceeds from long-term borrowings of $1,236,256, offset by an increase in restricted cash of $300,000.


         For the period June 5, 2002 (Inception) to September 30, 2004 (Cumulative), we generated $3,107,742 from financing activities, consisting of the proceeds from the sale of common stock of $465,000, the proceeds from convertible notes payable of $1,150,000, and increases in short-term and long-term borrowings of $283,930 and $1,566,299 respectively, offset in part by the repayment of short-term and long-term loans of $283,930 and $73,557 respectively.


         We continue to develop our manufacturing facility and have not generated significant revenues from our planned principal operations. We have invested approximately $1,403,491 in Phase I of our new manufacturing facility, including $1,090,707 in buildings and $312,782 in equipment. The estimated total investment for the completion of Phases II and III of the construction of our manufacturing facility will be at least $2.5 million.




         Long-term borrowings consist primarily of unsecured, non-interest bearing notes payable to the local government authorities in the People's Republic of China that do not mature until three years after our People's
Republic of China operations reach defined levels of profitability. As of September 30, 2004, we have the following long-term loans from the government:

         o From November 28, 2002 to February 1, 2004, we borrowed an aggregate of approximately U.S.$1,087,390 from the local government in Zoucheng City in Shandong, China. This is an interest free loan with an unfixed repayment period. The terms provide that repayment will begin in the first year after our Chinese subsidiary becomes profitable and will be repaid in full within three years after the repayment obligations begin.

         o On June 21, 2004, we borrowed approximately U.S.$304,000 from the local government in Zoucheng City in Shandong, China. This is an interest free loan with an unfixed repayment period. The terms provide that repayment will begin in the first year after our Chinese subsidiary becomes profitable, we will be required to pay 10% of annual net profit of the subsidiary to the lender until the loan is repaid in full.

We qualified for the non-interest bearing loans under a government sponsored program to encourage economic development in certain industries and locations. To qualify for the favorable loan terms, a company must meet the following criteria: (1) a technology company with innovative technology or product (as determined by the Science Bureau of central government); (2) operate in specific industries, such as agriculture, environmental, education, and others, which the government has determined to encourage development; and (3) be located in undeveloped areas such as Zoucheng Shandong where our facility located.


         In October 2003, we entered into a convertible loan agreement with China Star Investment Group, pursuant to which we borrowed $100,000 from the China Star Investment Group. The loan bears interest at the rate of 12% per annum and was originally due and payable in October 2004. In May of 2004, China Star Investment Group agreed to waive the conversion right in exchange for acceleration of the maturity date to June 31, 2004. The maturity date has been subsequently extended to December 31, 2004. As of September 30, 2004, the outstanding balance of this loan was $72,433. In July 2004, we received an additional $50,500 loan from China Star Investment Group pursuant to a loan agreement described above. As of September 30, 2004, the total outstanding balance to China Star Investment Group was $122,933.

         As described above, in September 23, 2004, we entered into a convertible loan agreement for $350,000 with interest at 10% per annum, which is scheduled to mature on March 23, 2005. The lender has the right to convert the loan into shares of our common stock at $0.20 per share at any time prior to the maturity date of the loan.

         In November of 2002 and June 2003, we entered two auto loans with a local bank in Shandong, China in the amount of $38,694 and $31,898, with interest rates of 5.32% and 5.02%, respectively, and maturity dates of October 2007 and March 2008, respectively. As of September 30, 2004, the outstanding balance under the November 2002 loan was $17,760 and the outstanding balance under the June 2003 loan was $12,749.

         We had short-terms borrowings of $283,930 as of December 31, 2004, which were secured by restricted cash in the form a bank certificate of deposited in U.S. Dollars. These borrowings were repaid in full during the first six months of 2004.


         We do not anticipate generating sufficient positive internal operating cash flow to fund our planned operations until such time as we generate substantial revenues, which may take the next few years to fully realize. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations.


         Over the next twelve months, we believe that existing capital and anticipated funds from operations will not be sufficient to sustain operations and planned expansion. However, our near term cash requirements are anticipated to be offset through the receipt of funds through the Standby Equity Distribution Agreement with Cornell Capital Partners, LP and through other private placement offerings and loans obtained through private sources. Once this registration statement becomes effective we anticipate being able to use the cash advances from Cornell Capital Partners, LP to finance our operations. However, the Standby Equity Distribution Agreement provides that we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners, LP owning more than 9.9% of our outstanding common stock. Based on our current outstanding shares of 40,918,710, we could not issue shares under the Standby Equity Distribution Agreement if it would result in Cornell

Capital Partners owning more than 4,496,062 shares. Assuming a price of $0.08 per share, the closing price of our common stock on November 19, 2004, the issuance of 4,496,062 shares under the Standby Equity Distribution Agreement would result in proceeds to us of approximately $359,685. If these cash advances are unavailable for any reason, we will be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and such financing, if available, could have a negative impact on our financial condition.


INFLATION AND CURRENCY MATTERS

         In the most recent decade, the Chinese economy has experienced periods of rapid economic growth as well as relatively high rates of inflation, which in turn has resulted in the periodic adoption by the Chinese government of various corrective measures designed to regulate growth and contain inflation. Our success depends in substantial part on the continued growth and development of the Chinese economy.

         Foreign operations are subject to certain risks inherent in conducting business abroad, including price and currency exchange controls, and fluctuations in the relative value of currencies. We conduct virtually all of our business in China and, accordingly, the sale of our products is settled primarily in Renminbi. As a result, devaluation or currency fluctuation of the Renminbi against the U.S. Dollar would adversely affect our financial performance when measured in U.S. Dollars. Although prior to 1994 the Renminbi experienced significant devaluation against the U.S. Dollar, the Renminbi has remained fairly stable since then. In addition, the Renminbi is not freely convertible into foreign currencies, and the ability to convert the Renminbi is subject to the availability of foreign currencies. Effective December 1, 1998, all foreign exchange transactions involving the Renminbi must take place through authorized banks or financial institutions in China at the prevailing exchange rates quoted by the People's Bank of China.

         As China has recently been admitted as a member of the World Trade Organization, the central government of China is expected to adopt a more rigorous approach to partially deregulate currency conversion restrictions, which may in turn increase the exchange rate fluctuation of the Renminbi. Should there be any major change in the central government's currency policies, we do not believe that such an action would have a detrimental effect on our operations, since we conduct virtually all of our business in China, and the sale of our products is settled in Renminbi.


         Although prior to 1994 the Renminbi experienced significant devaluation against the U.S. Dollar, the Renminbi has remained fairly stable since then. The exchange rate was approximately $1.00 to RMB 8.28 at September 30, 2004 and December 31, 2003.


COMMITMENTS AND CONTINGENCIES


         On April 12, 2004, we entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing," which was originally granted by the People's Republic of China Patent Bureau on July 12, 1996. The purchase consideration was $480,411, of which $30,205 was paid in cash at signing of the agreement and an additional $30,206 cash payment was still outstanding and accrued at September 30, 2004. We plan to pay the additional $30,206 payment in the fourth quarter when our cash position improves. In addition, as part of the purchase price we issued 1,000,000 shares of common stock in September 2004, valued at $0.42 per share based on its fair market value on July 20, 2004 (aggregate value $420,000) which is the date when the application for the patent right holder alternation registration was approved.


OFF-BALANCE SHEET ARRANGEMENTS


         At September 30, 2004, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

RECENT ACCOUNTING PRONOUNCEMENTS

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a significant effect on our financial statement presentation or disclosures.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a significant effect on our financial statement presentation or disclosures.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. We implemented the disclosure provisions of FIN 45 in our December 31, 2002 consolidated financial statements, and the measurement and recording provisions of FIN 45 effective January 1, 2003. The implementation of the provisions of FIN 45 did not have a significant effect on our consolidated financial statement presentation or disclosures.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," relating to consolidation of certain entities. In December 2003, the FASB issued a revised version of FIN 46 ("FIN 46R") that replaced the original FIN 46. FIN 46R requires identification of a company's participation in variable interest entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a standalone basis. For entities identified as a VIE, FIN 46R sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN 46R also sets forth certain disclosures regarding interests in VIEs that are deemed significant, even if consolidation is not required. We are not currently participating in, or invested in any VIEs, as defined in FIN 46R. The implementation of the provisions of FIN 46R in 2003 did not have a significant effect on our consolidated financial statement presentation or disclosures.

                             DESCRIPTION OF PROPERTY

         We are in the process of constructing a manufacturing facility on 15.7 acres of land in Shandong Province, China. The right of land use has been approved by the local government for up to 10 years without land use costs. In the event our Chinese subsidiary becomes profitable, it will have the option to acquire the land use rights for a period of up to 50 years. The first phase of a three-phase construction plan has been completed. We expect the facility to be fully operational in 2005.

         We lease our principal executive offices located at 17700 Castleton Street, Suite 589, City of Industry, California 91748. The lease has a term of 2 years and expires on June 11, 2005. We currently expect that we will renew this lease upon its expiration.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as disclosed below, neither our directors or named executive officers, nor any shareholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during the last two years, or which is presently proposed, in which the amount involved in the transaction exceeded $60,000.

         China Star Investment Group is a company which is 10% owned by one of our major stockholders. The balance due to China Star Investment Group at December 31, 2002 of $26,902 was primarily related to pre-operating costs that China Star paid on our behalf before it was incorporated in the People's Republic of China. The balance due from China Star at December 31, 2003 of $30,574 resulted from unsecured, non-interest bearing cash advances which are due on demand.


         In October 2003, we entered into a convertible loan agreement with China Star Investment Group, pursuant to which we borrowed $100,000 from the China Star Investment Group. The loan bears interest at the rate of 12% per annum and was originally due and payable in October 2004. In May of 2004, China Star Investment Group agreed to waive the conversion right in exchange for acceleration of the maturity date to June 31, 2004. The maturity date has been subsequently extended to December 31, 2004. At September 30, 2004, the outstanding unpaid balance due to China Star under this loan was $72,433.

         On July 26, 2004, we entered into a loan agreement with China Star Investment Group, a related party, pursuant to which we borrowed an additional $50,500. This loan bears interest at a rate of 12% per annum and is scheduled to mature on January 26, 2005.


         The Board of Directors believes, based on its reasonable judgment, that the terms of each of the foregoing transactions or arrangements between us on the one hand and our affiliates, officers, directors or shareholders which were parties to such transactions on the other hand, were, on an overall basis, at least as favorable to our Company as could then have been obtained from unrelated parties.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Since January 31, 2002, we have been eligible to participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the Nasdaq Stock Market, and prices for our common stock are published on the Over-the-Counter Bulletin under the trading symbol "KWBT." The market for shares of our common stock is extremely limited and no assurance can be given that the present limited market for our common stock will continue or will be maintained. The potential sale of our common stock pursuant to Rule 144 of the Commission by officers and directors may have a substantial adverse impact on any such public market. As of October 7, 2004 the closing price was $0.08.

         The following table sets forth the quarterly high and low trade prices for our common stock since we have been eligible to participate in the OTC Bulletin Board as reported by the National Quotations Bureau. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions. These prices also take into account the 4-for-1 stock split that occurred during the first quarter of 2004, and the 1-for-10 reverse stock split that occurred during the first quarter of 2003.

YEAR 2002                                 HIGH TRADE                 LOW TRADE
---------                                 ----------                 ---------

Quarter Ended March 31, 2002              $0.25                      $0.12

Quarter Ended June 30, 2002               $0.25                      $0.12

Quarter Ended September 30, 2002          $0.25                      $0.12

Quarter Ended December 31, 2002           $0.25                      $0.12

YEAR 2003                                 HIGH TRADE                 LOW TRADE
---------                                 ----------                 ---------

Quarter Ended March 31, 2003              $0.22                      $0.05

Quarter Ended June 30, 2003               $0.12                      $0.12

Quarter Ended September 30, 2003          $0.12                      $0.12

Quarter Ended December 31, 2003           $0.12                      $0.12

YEAR 2004                                 HIGH TRADE                 LOW TRADE
---------                                 ----------                 ---------

Quarter Ended March 31, 2004              $0.12                      $0.12

Quarter Ended June 30, 2004               $0.80                      $0.31


Quarter Ended September 30, 2004          $0.48                      $0.07



HOLDERS OF OUR COMMON STOCK


         As of November 16, 2004, we had approximately 378 stockholders of record of our common stock and 40,918,710 shares of our common stock were issued and outstanding.


DIVIDENDS

         We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. In the event of an unsolicited tender offer or takeover proposal, the increased number of shares could give us greater opportunity to issue shares to persons who are friendly to management. The shares might also be available to make acquisitions or enter into other transactions that might frustrate potential offerors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth, as to the Chief Executive Officer, information concerning all compensation paid for services to us in all capacities for each of the three years ended December 31 indicated below. No other executive officer received total annual salary and bonus in excess of $100,000 for each of the three years ended December 31 indicated below. All share numbers have been adjusted for recapitalizations and stock splits.

                                                                         LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION   -----------------------------
                                FISCAL YEAR    -------------------    RESTRICTED          ALL
NAME                               ENDED                             STOCK AWARDS        OTHER
PRINCIPAL POSITION             DECEMBER 31,    SALARY       BONUS         ($)         COMPENSATION
------------------             ------------    ------       -----    ------------     ------------

Wei Li (1)...................      2003        17,561         0            0               0
   Chief Executive Officer         2002          0            0            0               0
   & Chairman

George Christopulos (2)......      2003          0            0        8,139 (3)           0
   President, Chief Executive      2002          0            0        7,875 (4)           0
   Officer & Chief Financial       2001          0            0        6,900 (5)           0
   Officer of Tintic Gold
   Mining Company

----------

     (1) Mr. Li has served as Chief Executive Officer of the Company and its predecessor, Kiwa Bio-Tech Products Group, Ltd., since inception in June 2002.
     (2) Mr. Christopulos served as President, Chief Executive Officer and Chief Financial Officer of Tintic Gold Mining Company prior to the reverse-merger transaction between the Company and Kiwa Bio-Tech Products Group, Ltd. in March 2004. Mr. Christopulos resigned from all offices as of March 12, 2004.
     (3) 81,391 shares of restricted stock valued at $0.10 per share were issued to Mr. Christopulos as compensation for services rendered to Tintic Gold Mining Company during the fiscal year ended December 31, 2003.
     (4) 45,000 shares of restricted stock valued at $0.175 per share were issued to Mr. Christopulos as compensation for services rendered to Tintic Gold Mining Company during the fiscal year ended December 31, 2002.
     (5) 23,000 shares of restricted stock valued at $0.30 per share were issued to Mr. Christopulos as compensation for services rendered to Tintic Gold Mining Company during the fiscal year ended December 31, 2001.

COMPENSATION OF DIRECTORS


         In fiscal year 2003, we issued an aggregate of 8,031,836 shares of common stock to members of our board directors as compensation for their services on behalf of the Company. Of these shares, 4,633,751 were issued to Guisheng Chen for service on the board and product development services, 3,089,168 were issued to Dejun Zou for service on the board and for assisting with our capital raising efforts, and 308,917 were issued to Lianjun Luo for service on the board and for financial and accounting services. These share issuances were a one-time event approved by the board of directors, and not made pursuant to any formal arrangement or plan. In addition, in 2003, we paid $7,370 in cash to each of three directors, Guisheng Chen, Dejun Zou and Lianjun Luo, for their service as directors.

         During the nine months ended September 30, 2004, we paid $11,237 to each of two directors, Lianjun Luo and James Nian Zhan, for their service on the board. Messrs. Luo and Zhan are also officers of the Company.

         At this time, we do not have any arrangement or policy for compensation of directors for their service on the board of directors, nor do we have any plans adopt such a policy or arrangement. In future periods, we do not anticipate paying employee directors additional compensation to for their service on the board above their compensation as an employee.


EMPLOYMENT AGREEMENTS


         In March 2003, we entered into an employment agreement with Lian-jun Luo, our Chief Financial Officer. This agreement has a term of three years, expiring in January 2006. The agreement provides for annual base salary of RMB 144,000, as well as annual bonus and stock option grants based on performance. The agreement further provides that if we terminate Mr. Luo's employment without cause, he will be entitled to severance equal to three month's base salary.

         In March 2003, we entered into an employment agreement with Qu Bin, our Vice President of Research and Development. This agreement has a term of three years, expiring in March 2006. The agreement provides for annual base salary of RMB 144,000, as well as annual bonus and stock option grants based on performance. The agreement further provides that if we terminate Mr. Bin's employment without cause, he will be entitled to severance equal to three month's base salary.

         Except as set forth above, we do not have employment agreements with any other members of management or key personnel. In addition, there are no compensatory plans or arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with us or from a change-in-control.


2004 STOCK INCENTIVE PLAN


         On May 10, 2004, our Board of Directors determined that it was in our best interest to provide equity incentives to certain of our directors, officers and employees and or consultants. Pursuant to that end, our Board of Directors adopted and approved, subject to shareholder approval, our 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan reserves 1,047,907 shares of our common stock for issuance to qualifying participants of options and stock purchase rights. This key aspect of our compensation program is designed to attract, retain, and motivate the highly qualified individuals required for our long-term success. Approval of the Plan required the affirmative vote of the majority of the outstanding shares of our common stock on the record date. As of June 3, 2004, holders of a majority of our common stock had approved the 2004 Stock Incentive Plan. As of November 19, 2004, we have not made any grants under our 2004 Stock Incentive Plan.


                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act with respect to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. Reference is hereby made to this registration statement and exhibits hereto for further information with respect to Kiwa Bio-Tech Products Group Corporation and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Kiwa with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Securities and Exchange Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Kiwa which filed electronically with the Securities and Exchange Commission at the following Internet address:
(http:www.sec.gov).

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2004 (UNAUDITED)....................F-1

         CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2004
         (UNAUDITED) AND DECEMBER 31, 2003...................................F-2

         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) -
         THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003,
         AND JUNE 5, 2002 (INCEPTION) TO SEPTEMBER 30, 2004 (CUMULATIVE).....F-4

         CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
         (DEFICIENCY) - JUNE 5, 2002 (INCEPTION) TO SEPTEMBER 30,
         2004 (CUMULATIVE)...................................................F-5

         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) -
         NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003, AND
         JUNE 5, 2002 (INCEPTION) TO SEPTEMBER 30, 2004 (CUMULATIVE).........F-8

         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
         (UNAUDITED) - THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004
         AND 2003, AND JUNE 5, 2002 (INCEPTION) TO SEPTEMBER 30, 2004
         (CUMULATIVE).......................................................F-10

FINANCIAL STATEMENTS OF KIWA BIO-TECH PRODUCTS GROUP LTD....................F-20

         REPORT OF GROBSTEIN, HORWATH & COMPANY LLP, INDEPENDENT AUDITORS...F-20

         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002.......F-21

         CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT ACCUMULATED
         DURING THE  DEVELOPMENT STAGE FOR THE YEAR ENDED DECEMBER 31,
         2003, PERIOD ENDED DECEMBER 31, 2002, AND FROM JUNE 5, 2002
         (INCEPTION) THROUGH DECEMBER 31, 2003..............................F-22

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE YEAR ENDED DECEMBER 31 AND THE PERIOD ENDED
         DECEMBER 31, 2002..................................................F-23

         CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED
         DECEMBER 31, 2003, PERIOD ENDED DECEMBER 31, 2002, AND FROM
         JUNE 5, 2002 (INCEPTION) THROUGH DECEMBER 31, 2003 AND 2002........F-24

         NOTES TO FINANCIAL STATEMENTS......................................F-25

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                September 30,       December 31,
                                                    2004                2003
                                                 -----------        -----------
                                                 (Unaudited)

ASSETS

Current assets:
  Cash ...................................       $   342,133        $    48,730
  Restricted cash ........................              --              300,000
  Accounts receivable ....................           534,055             45,235
  Inventories ............................           255,254            135,201
  Due from related party .................              --               30,574
  Prepaid expense ........................           111,586             36,683
   Other current assets ..................           177,235             73,128
                                                 -----------        -----------
Total current assets .....................         1,420,263            669,551
                                                 -----------        -----------

Property and equipment:
  Buildings ..............................         1,045,599          1,045,599
  Machinery and equipment ................           290,139            312,784
  Automobiles ............................           101,321             97,485
  Construction in process ................            44,535             45,108
  Office equipment .......................            49,688             11,640
  Computer software ......................             8,718               --
                                                 -----------        -----------
                                                   1,540,000          1,512,616
  Less: accumulated depreciation .........           (94,879)           (35,468)
                                                 -----------        -----------
                                                   1,445,121          1,477,148
                                                 -----------        -----------
   Intangible asset, net .................           473,739               --
                                                 -----------        -----------
 Total assets ............................       $ 3,339,123        $ 2,146,699
                                                 ===========        ===========


                                   (continued)

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
                CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)



                                                   September 30,    December 31,
                                                       2004            2003
                                                    -----------     -----------
                                                   (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIENCY)

Current liabilities:
  Accounts payable and accrued
    expenses ...................................    $ 1,051,227     $   737,636
  Short-term loans .............................           --           283,930
  Due to related party .........................        122,933            --
  Convertible notes payable -
    Related party ..............................           --           100,000
    Unrelated party ............................        267,969            --
  Current portion of long-term
    liabilities ................................         72,790         133,298
                                                    -----------     -----------
Total current liabilities ......................      1,514,919       1,254,864
                                                    -----------     -----------

Long-term liabilities, less current portion:
    Unsecured notes payable ....................      1,389,443       1,063,226
    Bank notes payable .........................         30,509          39,732
                                                    -----------     -----------
                                                      1,419,952       1,102,958
                                                    -----------     -----------

Commitments and contingencies

Stockholders' equity (deficiency):
Common stock, $0.001 par value -
  Authorized - 50,000,000 shares
  Issued and outstanding - 40,428,711
    shares and 30,891,676 shares at
    September 30, 2004 and December 31,
    2003, respectively .........................         40,429          30,892
Additional paid-in capital .....................      4,350,260       1,184,108
Deficit accumulated during the
  development stage ............................     (3,986,437)     (1,426,123)
                                                    -----------     -----------
Total stockholders' equity (deficiency) ........        404,252        (211,123)
                                                    -----------     -----------
Total liabilities and
  stockholders' equity (deficiency) ............    $ 3,339,123     $ 2,146,699
                                                    ===========     ===========

See accompanying notes to condensed consolidated financial statements.

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                                       June 5, 2002
                                                                                                      (Inception) to
                                  Three Months Ended September 30,   Nine Months Ended September 30,   September 30,
                                   ------------------------------     ----------------------------         2004
                                       2004             2003              2004            2003         (Cumulative)
                                   ------------      ------------     ------------    ------------     ------------
Net sales ......................   $    407,884      $       --      $    701,101     $       --       $    741,132
Cost of sales ..................        170,387              --           277,688             --            307,982
                                   ------------      ------------    ------------     ------------     ------------
Gross profit ...................        237,497              --           423,413             --            433,150
                                   ------------      ------------    ------------     ------------     ------------

Operating expenses:
  Consulting and professional
    fees .......................        186,075              --           285,535             --            853,138
  Directors' compensation ......          2,175             2,175          22,473           19,730          370,489
  General and administrative ...        160,245           168,415         436,234          254,837          805,169
  Research and development .....         14,195            17,147          40,946           44,051          110,545
  Depreciation and amortization.         17,725             3,451          35,260            7,112           54,150
  Reverse merger costs .........            --               --         1,417,434             --          1,467,770
                                   ------------      ------------    ------------     ------------     ------------
  Total costs and expenses .....        380,415           191,188       2,237,882          325,730        3,661,261
                                   ------------      ------------    ------------     ------------     ------------
                                       (142,918)         (191,188)     (1,814,469)        (325,730)      (3,228,111)
                                   ------------      ------------    ------------     ------------     ------------

Interest income (expense), net..        (10,194)           (4,486)       (745,845)          (3,877)        (758,326)
                                   ------------      ------------    ------------     ------------     ------------

Net loss .......................   $   (153,112)     $   (195,674)   $ (2,560,314)    $   (329,607)    $ (3,986,437)
                                   ============      ============    ============     ============     ============


Net loss per common share -
  basic and diluted ............   $     (0.004)     $     (0.016)   $     (0.072)    $     (0.027)
                                   ============      ============    ============     ============

Weighted average number
  of common shares
  outstanding -
  basic and diluted ............     39,166,806        12,356,670      35,772,751       12,356,670
                                   ============      ============    ============     ============


See accompanying notes to condensed consolidated financial statements.

                  KIWA BIO-TECH PRODUCTS GROUP AND SUBSIDIARIES
                          (A Development Stage Company)
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                            (DEFICIENCY) (UNAUDITED)
           June 5, 2002 (Inception) to September 30, 2004 (Cumulative)

                                                                   Deficit
                                                                 Accumulated      Total
                            Common Stock            Additional    During the   Stockholders'
                       -------------------------     Paid-in     Development     Equity
                         Shares          Amount      Capital        Stage      (Deficiency)
                       ----------      ---------    ---------    -----------   -------------
Issuance of
  common stock ....    12,356,670       $ 12,357   $  452,643    $    --       $   465,000

Net loss for the
  period from
  June 5, 2002
  (Inception) to
  December 31,
  2002 ............         --              --          --           (70,884)      (70,884)
                       ----------       --------   ----------    -----------    ----------
Balance,
  December 31,
  2002 ............    12,356,670         12,357      452,643        (70,884)      394,116

Shares issued
  to consultants
  for services ....    10,503,170         10,503      414,497           --         425,000

Shares issued to
  directors as
  directors'
  compensation ....     8,031,836          8,032      316,968           --         325,000

Net loss for the
  year ended
  December 31,
  2003 ............        --                --        --         (1,355,239)   (1,355,239)
                       ----------       --------   ----------    -----------     ----------
Balance,
  December 31,
  2003 ............    30,891,676         30,892    1,184,108     (1,426,123)     (211,123)


                                   (continued)

                  KIWA BIO-TECH PRODUCTS GROUP AND SUBSIDIARIES
                          (A Development Stage Company)
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (DEFICIENCY) (UNAUDITED) (CONTINUED)
           June 5, 2002 (Inception) to September 30, 2004 (Cumulative)

                                                                   Deficit
                                                                 Accumulated      Total
                            Common Stock            Additional    During the   Stockholders'
                       -------------------------     Paid-in     Development     Equity
                         Shares          Amount      Capital        Stage      (Deficiency)
                       ----------      ---------    ---------    -----------   -------------
Shares retained
  by public
  shareholders
  in March 2004
  reverse merger
  transaction .....     4,038,572          4,038       (4,038)        --              --

Issuance of
  warrants in
  conjunction
  with March
  2004 reverse
  merger
  transaction .....        --                --       943,380         --           943,380

Issuance of
  stock options
  to consultant
  in conjunction
  with March 2004
  reverse merger
  transaction .....        --                --       171,000         --           171,000

Beneficial
  conversion
  feature of
  convertible
  note payable
  funded on
  January 25, 2004         --                --       500,000         --           500,000


                                   (continued)

                  KIWA BIO-TECH PRODUCTS GROUP AND SUBSIDIARIES
                          (A Development Stage Company)
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (DEFICIENCY) (UNAUDITED) (CONTINUED)
           June 5, 2002 (Inception) to September 30, 2004 (Cumulative)

                                                                   Deficit
                                                                 Accumulated      Total
                            Common Stock            Additional    During the   Stockholders'
                       -------------------------     Paid-in     Development     Equity
                         Shares          Amount      Capital        Stage      (Deficiency)
                       ----------      ---------    ---------    -----------   -------------
Beneficial
  conversion
  feature of
  convertible note
  payable funded on
  April 7, 2004 .....      --                --       200,000         --           200,000

Shares issued
  upon conversion
  of convertible
  notes payable ......  2,800,000          2,800      697,200         --           700,000

Shares issued
  to a consultant
  for services .......     75,000             75       33,675         --            33,750

Shares issued to
  China Agricultural
  University in
  conjunction with
  April 2004 Patent
  Transfer Agreement .  1,000,000          1,000      419,000         --           420,000

Shares issued
  to consultant in
  conjunction with
  July 2004 Standby
  Equity Distribution
  Transaction ........    26,567              27         (27)         --               --

Shares issued to
  investors in
  conjunction with July
  2004 Standby Equity
  Distribution
  Transaction ........    704,039            704        (704)         --               --

Shares issued to
  attorneys for
  professional services   892,857            893      124,107         --           125,000

Issuance of warrants
  in conjunction with
  September 2004
  convertible
  notes payable ......      --               --        82,559         --            82,559

Net loss for the
  nine months ended
  September 30, 2004 .      --               --           --      (2,560,314)   (2,560,314)

                       ----------      ---------  -----------    -----------   -----------
Balance,
   September 30,
   2004 .............. 40,428,711      $  40,429  $ 4,350,260    $(3,986,437)  $   404,252
                       ==========      =========  ===========    ===========   ===========


See accompanying notes to condensed consolidated financial statements.

                  KIWA BIO-TECH PRODUCTS GROUP AND SUBSIDIARIES
                          (A Development Stage Company)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                    June 5, 2002
                                            Nine Months Ended      (Inception to
                                             September 30,         September 30,
                                       --------------------------       2004
                                          2004           2003       (Cumulative)
                                      -----------    -----------    -----------
Cash flows from operating activities:
Net loss ..........................   $(2,560,314)   $  (329,607)   $(3,986,437)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:
  Issuance of common stock
    for services ..................       158,749           --          546,588
  Issuance of common stock for
    directors' compensation .......          --             --          325,000
  Issuance of securities for
    reverse merger costs ..........     1,114,380           --        1,114,380
  Depreciation and amortization ...        66,611          9,653        102,079
  Amortization of prepaid
    consulting fee ................         3,538           --            3,538
  Amortization of beneficial
    conversion feature of
      convertible notes payable ...       700,000           --          700,000
  Changes in operating assets
    and liabilities:
    (Increase) decrease in:
      Accounts receivable .........      (488,820)          --         (534,055)
      Inventories .................      (120,053)       (92,229)      (255,254)
      Prepaid expenses ............       (78,440)       (22,410)      (151,090)
       Other current assets .......      (104,107)      (241,556)      (104,107)
      Deposits ....................          --           25,794           --
    Increase (decrease) in:
      Accounts payable and
        accrued expenses ..........       280,202        134,955      1,017,838
      Due to related party ........        53,507        (26,902)        22,933
                                      -----------    -----------    -----------
Net cash used in operating
  activities ......................      (974,747)      (542,302)    (1,198,587)
                                      -----------    -----------    -----------
Cash flows from investing
  activities:
  Purchases of property and
    equipment .....................       (24,201)      (884,745)    (1,536,817)
  Acquisition of intangible asset .       (30,205)          --          (30,205)
                                      -----------    -----------    -----------
Net cash used in investing
  activities ......................       (54,406)      (884,745)    (1,567,022)
                                      -----------    -----------    -----------

                                    (continued)

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
     Condensed Consolidated Statements of Cash Flows (Unaudited) (continued)

                                                                      June 5, 2002
                                             Nine Months Ended        (Inception to
                                               September 30,          September 30,
                                         --------------------------       2004
                                            2004           2003       (Cumulative)
                                         -----------    -----------    -----------
Cash flows from financing activities:
  Decrease in restricted cash ........       300,000           --             --
  Proceeds from sale of common stock .          --             --          465,000
  Proceeds from short-term loans .....          --          187,274        283,930
  Repayment of short-term loans ......      (283,930)          --         (283,930)
  Proceeds from convertible
   notes payable .....................     1,050,000           --        1,150,000
  Proceeds from long-term
    borrowings .......................       326,217      1,044,445      1,566,299
  Repayment of long-term
    borrowings .......................       (69,731)      (108,458)       (73,557)
                                         -----------    -----------    -----------
Net cash provided by
  financing activities ...............     1,322,556      1,123,261      3,107,742
                                         -----------    -----------    -----------
Cash:
  Net increase (decrease) ............       293,403       (303,786)       342,133
  Balance at beginning of period .....        48,730        522,057           --
                                         -----------    -----------    -----------
  Balance at end of period ...........   $   342,133    $   218,271    $   342,133
                                         ===========    ===========    ===========
Supplemental Disclosures of Cash
  Flow Information:

Cash paid for interest ...............   $     7,675    $     2,717    $    17,213
                                         ===========    ===========    ===========
Cash paid for taxes ..................   $      --      $      --      $      --
                                         ===========    ===========    ===========
Non-cash investing and financing
  activities:

Issuance of common stock for
  convertible notes payable ..........   $   700,000    $      --      $   700,000
                                         ===========    ===========    ===========
Beneficial conversion feature of
  convertible notes payable ..........   $   700,000    $      --      $   700,000
                                         ===========    ===========    ===========
Transfer from convertible notes
   payable to due to related
   party .............................   $   100,000    $      --      $   100,000
                                         ===========    ===========    ===========
Issuance of common stock in
  exchange for patent ................   $   420,000    $      --      $   420,000
                                         ===========    ===========    ===========
Issuance of detachable warrants
  in conjunction with issuance of
  convertible notes payable ..........   $    82,559    $      --      $    82,559
                                         ===========    ===========    ===========

See accompanying notes to condensed consolidated financial statements.

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)



1.       ORGANIZATION AND BASIS OF PRESENTATION

Organization - On March 12, 2004, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 11, 2004, by and among Tintic Gold Mining Company, a Utah corporation ("Tintic" or "Kiwa"), TTGM Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of Tintic ("Merger Sub"), and Kiwa Bio-Tech Products Group Ltd., a privately-held corporation organized in the British Virgin Islands ("Kiwa Bio-Tech"), Merger Sub merged with and into Kiwa Bio-Tech with Kiwa Bio-Tech surviving as a wholly-owned subsidiary of Tintic (the "Merger"). In exchange for 100% of the issued and outstanding shares of Kiwa Bio-Tech, the Kiwa Bio-Tech stockholders were issued 30,891,676 shares of Tintic's common stock (after giving effect to a 4-to-1 stock split effective as of March 29, 2004). The stockholders of Tintic retained their 4,038,572 shares of common stock which were issued and outstanding prior to the consummation of the Merger Agreement. Tintic also assumed 1,852,501 stock options issuable by Kiwa Bio-Tech at March 12, 2004. On March 17, 2004, Tintic changed its name to Kiwa Bio-Tech Products Group Corporation.

At the closing of the Merger Agreement, Tintic transferred all of its pre-merger assets, consisting primarily of its interest in certain mining claims situated in the State of Utah, subject to all of its pre-merger liabilities, to a newly-formed, wholly-owned subsidiary, Tintic Gold Mining Company, a Nevada corporation ("Tintic Nevada"). The shares of Tintic Nevada were transferred to an escrow agent to be held in escrow for the benefit of the pre-merger stockholders of Tintic until such time as the distribution of such shares has been registered under the Securities Act of 1934 and any applicable state securities laws.

The Merger resulted in a change of control of Tintic, with the former stockholders of Kiwa Bio-Tech acquiring approximately 88.4% of Tintic's common stock immediately following the closing of the Merger. Accordingly, this transaction was accounted for as a recapitalization of Kiwa Bio-Tech, pursuant to which the accounting basis of Kiwa Bio-Tech continued unchanged subsequent to the transaction date. Accordingly, the pre-transaction financial statements of Kiwa Bio-Tech are now the historical financial statements of the Company. The stockholders' equity (deficiency) section of the balance sheet has been retroactively restated for all periods presented to reflect the post-transaction equity received by the Kiwa Bio-Tech stockholders as a result of the recapitalization.

Kiwa Bio-Tech was incorporated on June 5, 2002 in the British Virgin Islands as a holding company. On October 11, 2002, Kiwa Bio-Tech established a wholly-owned subsidiary, Kiwa Bio-Tech Products (Shandong) Co., Ltd. ("Kiwa-SD") in Zoucheng City, Shandong Province, People's Republic of China (the "PRC").


On June 3, 2004, the Company's stockholders approved by written consent the Company's reincorporation from Utah to Delaware. The reincorporation became effective on July 22, 2004.


Unless the context indicates otherwise, Kiwa and its wholly-owned subsidiaries, Kiwa Bio-Tech and Kiwa SD, are referred to herein collectively as the "Company".

Business - The Company intends to develop, manufacture, distribute and market innovative, cost-effective and environmentally safe bio-technological products for the agricultural, natural resources and environmental protection markets, primarily in the PRC. The Company intends to improve existing products and to develop new products. Activities to date have included conducting research and development, acquiring and developing intellectual property, raising capital, development of a manufacturing facility, identification of strategic acquisitions and execution of sales in selected major agricultural markets in the PRC. The Company's first product, a photosynthesis biological catalyst, was introduced in the PRC agricultural market in November 2003. The Company is still a development stage entity.

As the Company's principal operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)



exchange limitations encountered in the PRC. The Company's results of operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, among other things.

In addition, all of the Company's transactions undertaken in the PRC are denominated in Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC may be considered. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require the approval of the PRC government.

Basis of Presentation - The condensed consolidated financial statements include the operations of Kiwa Bio-Tech Products Group Corporation and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.


The interim condensed consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at September 30, 2004, the results of operations for the three months and nine months ended September 30, 2004 and 2003, and the cash flows for the nine months ended September 30, 2004 and 2003. The consolidated balance sheet as of December 31, 2003 is derived from the Company's audited financial statements.


The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Certain information and footnote disclosures normally included in financial statements that have been presented in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission with respect to interim financial statements, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the consolidated financial statements and notes thereto included in the Company's Current Report on Form 8-K dated March 12, 2004, as amended, as filed with the Securities and Exchange Commission.


The results of operations for the three months and nine months ended September 30, 2004 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2004.


Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Going Concern - The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. The Company incurred a net loss of $153,112, $2,560,314 and $1,355,239 during the three months and nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, and the Company's current liabilities exceeded its current assets by $94,656 and $585,313 at September 30, 2004 and December 31, 2003, respectively. In addition, the Company is still in the development stage and will require additional capital to fund its business plan, and is continuing to develop its manufacturing facility and has not generated significant revenues from its planned principal operations. These factors create substantial doubt about the Company's ability to continue as a going concern.


As a result of the aforementioned conditions, the Company's registered independent public accountants, in their independent auditors' report on the consolidated financial statements as of and for the year ended December 31, 2003, have included an explanatory paragraph in their opinion indicating that there is substantial doubt about the

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)



Company's ability to continue as a going concern. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty.


As of September 30, 2004, the Company had obtained non-interest bearing loans from the local PRC government of approximately $1,390,000 on favorable repayment terms. These loans require the Company to begin repayment of the outstanding balance of these loans of approximately $1,060,000 at September 30, 2004 as our Chinese subsidiary becomes profitable and for the entire balance to be paid within three years. For the year ending December 31, 2004, the Company intends to raise additional capital through the issuance of debt or equity securities to fund the development of its planned business operations, although there can be no assurances that the Company will be successful in this regard. There can be no assurances that the Company will be able to obtain sufficient funds to allow it to continue its operations during the remainder of 2004.


To the extent that the Company is unable to successfully raise the capital necessary to fund its future cash requirements on a timely basis and under acceptable terms and conditions, the Company will not have sufficient cash resources to maintain operations, and may have to curtail operations and consider a formal or informal restructuring or reorganization.

Foreign Currency Translation - The functional currency of the Company is the Renminbi ("RMB"). Transactions denominated in foreign currencies are translated into RMB at the unified exchange rates quoted by the People's Bank of China, prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into RMB using the applicable unified exchange rates prevailing at the balance sheet date.

Translations of amounts from RMB into United States Dollars ("US$") were at approximately US $1.00 = RMB 8.28 for all periods presented. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate or at any other rate. Due to the stability of the RMB during the periods covered by the consolidated financial statements, no material exchange differences exist.


Net Loss Per Common Share - Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that would occur if dilutive securities (stock options, warrants and convertible debt) were exercised. These potentially dilutive securities were not included in the calculation of loss per share for the periods presented because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per common share is the same for all periods presented. As of September 30, 2004, potentially dilutive securities aggregated 4,847,000 shares of common stock. The loss per common share calculation for the three months and nine months ended September 30, 2003 reflects the retroactive restatement of the stockholders' equity (deficiency) section of the balance sheet to reflect the March 2004 recapitalization of Kiwa Bio-Tech.


The Company effected a 4-for-1 forward split of its outstanding shares of common stock effective March 29, 2004, in conjunction with the reverse merger transaction with Kiwa Bio-Tech described above. Unless otherwise indicated, all share and per share amounts presented herein have been adjusted to reflect the forward stock split.

Comprehensive Income (Loss) - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company's only component of comprehensive income (loss) is foreign currency translation income (loss). Comprehensive income (loss) was not material for all periods presented.

Stock-Based Compensation - The Company periodically issues shares of common stock for services rendered or for

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)



financing costs. Such shares are valued based on the market price on the transaction date.

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value method of accounting for stock-based compensation plans.

The provisions of SFAS No. 123 allow companies to either record an expense in the financial statements to reflect the estimated fair value of stock options or warrants to employees, or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", but to disclose on an annual basis the pro forma effect on net income (loss) and net income (loss) per common share had the fair value of the stock options and warrants been recorded in the financial statements. SFAS No. 123 was amended by SFAS No. 148, which now requires companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. The Company has elected to continue to account for stock-based compensation plans utilizing the intrinsic value method. Accordingly, compensation cost for stock options and warrants is measured as the excess, if any, of the fair market price of the Company's common stock at the date of grant above the amount an employee must pay to acquire the common stock.

In accordance with SFAS No. 123, the cost of stock options and warrants issued to non-employees is measured at the grant date based on the fair value of the award. The fair value of the stock-based award is determined using the Black-Scholes option-pricing model. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.


The Company did not issue any stock options to its officers or management during the nine months ended September 30, 2004.


2.       RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a significant effect on the Company's financial statement presentation or disclosures.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a significant effect on the Company's financial statement presentation or disclosures.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)



and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company implemented the disclosure provisions of FIN 45 in its December 31, 2002 consolidated financial statements, and the measurement and recording provisions of FIN 45 effective January 1, 2003. The implementation of the provisions of FIN 45 did not have a significant effect on the Company's consolidated financial statement presentation or disclosures.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", relating to consolidation of certain entities. In December 2003, the FASB issued a revised version of FIN 46 ("FIN 46R") that replaced the original FIN 46. FIN 46R requires identification of a company's participation in variable interest entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a standalone basis. For entities identified as a VIE, FIN 46R sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN 46R also sets forth certain disclosures regarding interests in VIEs that are deemed significant, even if consolidation is not required. The Company is not currently participating in, or invested in any VIEs, as defined in FIN 46R. The implementation of the provisions of FIN 46R in 2003 did not have a significant effect on the Company's consolidated financial statement presentation or disclosures.

3.       INVENTORIES


Inventories consisted of the following at September 30, 2004 and December 31, 2003:

                                  September 30, 2004         December 31, 2003
                                     -------------           -----------------
                                      (Unaudited)

Raw materials ................         $ 219,040                  $ 23,497
Work in progress .............            26,506                   111,390
Finished goods ...............             9,708                       314
                                         -------                   -------
                                        $255,254                  $135,201
                                        ========                  ========

4.       PREPAID EXPENSES

Prepaid expenses consisted of the following at September 30, 2004 and December 31, 2003:

                                  September 30, 2004         December 31, 2003
                                     -------------           -----------------
                                      (Unaudited)

Prepaid insurance ............         $   1,180                  $    --
Prepaid interest expense .....            16,827                       --
Prepaid professional fees ....            37,162                       --
Prepaid commission ...........            32,000                       --
Prepaid other operating
   expenses ..................            24,417                    36,683
                                         -------                   -------
                                        $111,586                  $ 36,683
                                        ========                  ========

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)


5.       OTHER CURRENT ASSETS

Other current assets consisted of the following at September 30, 2004 and December 31, 2003:

                                  September 30, 2004         December 31, 2003
                                     -------------           -----------------
                                      (Unaudited)

Deposits .....................         $  12,859                  $    --
Advances .....................             5,959                    66,002
Other receivable .............           157,495                       --
Others .......................               922                     7,126
                                         -------                   -------
                                        $177,235                  $ 73,128
                                        ========                  ========

The other receivable consists of an advance to an unrelated entity for payment of reverse merger costs in March 2004. The debtor has agreed to repay the advance in accordance with the following schedule:

  Payment Date                           Amount
-----------------                      ---------

December 15, 2004 ............         $  30,000
January 18, 2005 .............            30,000
February 15, 2005 ............            30,000
March 15, 2005 ...............            30,000
April 15, 2005 ...............            37,495
                                       ---------
                                       $ 157,495
                                       =========

6.       INTANGIBLE ASSET

The Company's intangible asset as of September 30, 2004 consisted of the following:

                     Expected         Gross
                   Amortization      Carrying       Accumulated       Intangible
                      Period          Value         Amortization      asset, net
                   ------------      --------       ------------      ----------
Patent .........     12 years         480,411          6,672            473,739

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)


The following table presents the expected amortization expense related to the patent for the subsequent five years:

                                                 Amount
                                              ----------
       For the year ending December 31:
         2004 (Three months remaining)        $   10,008
         2005                                     40,034
         2006                                     40,034
         2007                                     40,034
         2008                                     40,034
         2009                                     40,034
         Thereafter                              263,561
                                              ----------
                                              $  473,739
                                              ==========

7.       RELATED PARTY TRANSACTIONS WITH CHINA STAR INVESTMENT GROUP

China Star Investment Group is a company which is 10% owned by a major stockholder of the Company. The balance due to China Star at September 30, 2004 of $122,933 was primarily related to loans from China Star and operating expenses that China Star paid on behalf of the Company. The balance due from China Star at December 31, 2003 of $30,574 resulted from unsecured, non-interest bearing cash advances which are due on demand.

In October 2003, the Company obtained a $100,000 loan from China Star. The loan was scheduled to mature on October 20, 2004, and bears interest at 12% per annum, payable at maturity. As part of the loan terms, China Star had the right to convert the loan into shares of the Company's common stock at $0.25 per share at any time prior to the maturity date, subject to the Company completing a reverse merger transaction in the United States, which was accomplished in March 2004. China Star has waived this conversion right. At September 30, 2004, there is a balance due to China Star under this loan of $72,433.

8.       EQUITY-BASED TRANSACTIONS

From June 5, 2002 (Inception) to September 30, 2004 (Cumulative), the Company has engaged in the following equity-based transactions:


The Company was initially capitalized on June 5, 2002 through the sale of 12,356,670 shares of common stock for $465,000.

On December 31, 2003, the Company issued 18,535,006 shares of common stock in exchange for consulting services provided by various consultants and directors of the Company.

In conjunction with the March 2004 reverse merger transaction (see Note 1), the Company entered into the following equity-based transactions:

a. In exchange for 100% of the issued and outstanding shares of Kiwa Bio-Tech, the Kiwa Bio-Tech stockholders were issued 30,891,676 shares of Tintic's common stock.

b. The stockholders of Tintic retained their 4,038,572 shares of common stock which were issued and outstanding prior to the consummation of the Merger Agreement.

c. Tintic assumed 1,852,501 stock options issuable by Kiwa Bio-Tech at March 12, 2004.

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)



d. Effective March 11, 2004, the Company issued a warrant to its financial advisor to purchase 1,747,000 shares of common stock exercisable at $0.20 per share six years. The fair value of this warrant was determined to be approximately $0.54 per share pursuant to the Black-Scholes option-pricing model. The aggregate fair value of such warrant of $943,380 was charged to operations as reverse merger costs during the three months ended March 31, 2004.

e. Effective March 30, 2004, the Company issued a stock option to a consultant to purchase 300,000 shares of common stock exercisable at $0.20 per share for ten years. The fair value of this option was determined to be approximately
$0.57 per share pursuant to the Black-Scholes option pricing model. The aggregate fair value of such option of $171,000 was charged to operations as reverse merger costs during the three months ended March 31, 2004.

On January 25, 2004, the Company entered into a convertible loan agreement for $500,000, with interest at 12%, payable at maturity. The loan was scheduled to mature on September 25, 2004. As part of the loan terms, the lender has the right to convert the loan into shares of the Company's common stock at $0.25 per share at any time prior to the maturity date, subject to the Company completing a reverse merger transaction in the United States, which was accomplished in March 2004. On June 8, 2004, the lender converted the $500,000 loan into 2,000,000 shares of the Company's common stock at the agreed upon conversion price of $0.25 per share. The lender is an unrelated party located outside the United States.


The fair value of the beneficial conversion feature of this convertible loan was determined to be $500,000, consisting of the aggregate fair value of the difference between the $0.25 conversion price and the fair market value of the Company's common stock of $0.60 per share, and was recorded as a reduction to convertible notes payable and charged to operations as interest expense from January 25, 2004 through the conversion date (June 8,2004), which resulted in a charge to operations of $281,250 for the nine months ended September 30, 2004. The unamortized deferred interest expense of $218,750 as of the conversion date was charged to operations and interest expense.


On March 12, 2004, the Company entered into a convertible loan agreement for $200,000, with interest at 12%, payable at maturity. The loan was scheduled to mature three months after funding. As part of the loan terms, the lender has the right to convert the loan into shares of the Company's common stock at $0.25 per share at any time prior to the maturity date, subject to the Company completing a reverse merger transaction in the United States, which was accomplished in March 2004. The loan was not funded until April 7, 2004. On June 8, 2004, the lender converted the $200,000 loan into 800,000 shares of the Company's common stock at the agreed upon conversion price of $0.25 per share. The lender is an unrelated party located outside the United States.


The fair value of the beneficial conversion feature of this convertible loan was determined to be $200,000, consisting of the aggregate fair value of the difference between the $0.25 conversion price and the fair market value of the Company's common stock of $0.60 per share, and was recorded as a reduction to convertible notes payable and charged to operations as interest expense from April 7, 2004 through the conversion date (June 8, 2004), which resulted in a charge to operations of $133,333 for the nine months ended September 30, 2004. The unamortized deferred interest expense of $66,667 as of the conversion date was charged to operations and interest expense.

On April 12, 2004, the Company entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing", which was originally granted by the PRC Patent Bureau on July 12, 1996. The purchase consideration was $480,411, of which $30,205 was paid at signing of the agreement and an additional $30,206 was still outstanding and accrued at September 30, 2004. In addition, the Company issued 1,000,000 shares of common stock valued at $0.42 per share based on its fair market value on July 20, 2004 (aggregate value $420,000), the date when the application for the patent right holder alternation registration was approved. The Company plans to utilize the patent to develop a new series of products that complement to its current products and create a comprehensive product pipeline.


On May 24, 2004, the Company entered into a contract with Cinapsys, Inc. to provide investor relations services.

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)



The engagement is for a period of twelve months and provides for a monthly retainer of $4,000 and the issuance of 75,000 shares of common stock. The Company recorded a prepaid expense of $33,750 based on the closing price of its common stock on the effective date of the agreement and is amortizing such amount to operations over the 12 month contract period.




On June 3, 2004, a majority of the Company's stockholders approved the following items by written consent:

(1) Approval of an amendment to the Company's Second Restated and Amended Articles of Incorporation to (a) increase from 50,000,000 to 100,000,000 the authorized number of shares of the Company's common stock and (b) authorize 20,000,000 shares of "blank check" preferred stock (the rights, preferences, privileges and restrictions to be determined by the board of directors). The amendment was effective on July 16, 2004.
(2) Adoption of the Company's 2004 Stock Incentive Plan. The plan reserved 1,047,907 shares of the Company's common stock for the issuance of stock options and stock purchase rights under the plan, of which not more than 350,000 shares may be granted to any participant in any fiscal year.
(3) Reincorporation of the Company from the State of Utah to the State of Delaware. The reincorporation was effective on July 22, 2004.

On July 6, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Under the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically issue and sell to Cornell Capital Partners, LP common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to 99% of the market price, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $500,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners, LP received a one-time commitment fee of 704,038 shares of the Company's common stock following execution of the Agreement on July 29, 2004, which was treated as a reduction of the proceeds. Cornell Capital Partners, LP will be paid a fee equal to 4% of each advance, to be retained from each advance. As a result, the Company will receive proceeds from each advance equal to 95% of the defined market price of the shares issued. In connection with the Standby Equity Distribution Agreement, the Company also entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. On July 29, 2004, the Company paid Newbridge Securities Corporation a one-time placement agent fee of 26,567 shares of common stock with a value of approximately $10,000 based on the volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the date of the Placement Agent Agreement which was treated as a reduction of the proceeds. The sale of shares under the Standby Equity Distribution Agreement is conditioned upon the Company's registering the shares of common stock with the Securities and Exchange Commission.

On September 13, 2004, the Company issued 892,857 shares of common stock to Stubbs Alderton and Markiles, LLP, with an aggregate value of $125,000, as payment for legal fees incurred during 2004.

On September 23, 2004, the Company entered into a convertible loan agreement for $350,000 with interest at 10% per annum, together with 1,050,000 detachable warrants, issuable at the execution of this agreement. The loan is scheduled to mature on March 23, 2005. As part of the loan terms, the lender has the right to convert the loan into shares of the Company's common stock at $0.20 per share at any time prior to the maturity date of the loan. The lender is an unrelated party located in the United States. Each warrant entitles the holder to subscribe for one share of common stock of the Company at an exercise price of $0.20 per share through September 23, 2007, representing 182% of the closing prices of the Company's common stock on September 23, 2004. None of the detachable warrants were exercised during the nine months ended September 30, 2004. The intrinsic value of the detachable warrants was determined to be $82,559, calculated pursuant to the Black Scholes option pricing model in accordance with EITF Issue No 00-27. This intrinsic value has been recorded as a reduction to the convertible loan and has been credited to additional paid-in capital, and is being amortized on the straight-line basis over the term of the loan with the amounts amortized being recognized as interest expense. Any unamortized discount remaining at the date of conversion of the loan will be recognized as interest expense in the period the conversion takes place. In

            KIWA BIO-TECH PRODUCTS GROUP CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
         Three Months and Nine Months Ended September 30, 2004 and 2003,
         and June 5, 2002 (Inception) to September 30, 2004 (Cumulative)


addition, the Company's CEO also executed a guarantee of repayment of the loan which is secured by shares of the Company's common stock that he owns.

In connection with the convertible loan agreement, the Company recorded deferred debt issuance costs of $32,000, consisting of the direct costs incurred for the issuance of the convertible loan. Debt issuance costs are being amortized on the straight-line method over the term of the convertible loan, with the amounts amortized being recognized as interest expense. Any unamortized debt issuance costs remaining at the date of conversion of the loan will be recognized as interest expense in the period the conversion takes place.

9.       MAJOR CUSTOMERS AND SUPPLIERS

Three customers accounted for 59.0%, 39.2% and 1.8% of the Company's net sales and 48.7%, 34.3% and 1.1% of the Company `s net sales for the three months and nine months ended September 30, 2004 respectively. The Company did not have any sales for the three months and nine months ended September 30, 2003.

Four suppliers accounted for 51.4%, 37.5%, 4.0% and 2.4% of the Company's net purchases and 40.8%, 29.8%, 6.1% and 3.1% of the Company's net purchases for the three months and nine months ended September 30, 2004 respectively. The Company had minimal purchases for the three months and nine months ended September 30, 2003.

10.      COMMITMENTS AND CONTINGENCIES:

The Company has the following material contractual obligations and capital expenditure commitments:

On September 27, 2004, the Company entered into consulting service agreements with three consultants, under which the Consultants shall receive 200,000 shares, 200,000 shares and 165,000 shares of the Company's common stock for service periods of six months, four months and three months from the agreement date, respectively. The market price was $0.10 on September 27, 2004. As of September 30, 2004, none of these shares have been issued and none of the services have been performed.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Kiwa Bio-Tech Products Group Ltd.

We have audited the accompanying consolidated balance sheets of Kiwa Bio-Tech Products Group Ltd. and subsidiary (a development stage company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the year ended December 31, 2003, the period from June 5, 2002 (inception) to December 31, 2002, and the period from June 5, 2002 (inception) through December 31, 2003 (cumulative). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kiwa Bio-Tech Products Group Ltd. and subsidiary (a development stage company) as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the year ended December 31, 2003, the period from June 5, 2002 (inception) to December 31, 2002, and the period from June 5, 2002 (inception) through December 31, 2003 (cumulative), in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has been in the development stage since its inception, has suffered recurring losses from operations, and has a working capital deficit and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Grobstein, Horwath & Company, LLP
---------------------------------------
Grobstein, Horwath & Company, LLP

Sherman Oaks, California
March 19, 2004, except for Notes 13 and 16
which are as of April 30, 2004

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2003 AND DECEMBER 31, 2002

                                                         2003           2002
                                                     -----------    -----------
Assets

Current Assets
     Cash and cash equivalents ...................   $    48,730    $   522,057

     Restricted cash .............................       300,000           --

     Accounts receivable .........................        45,235           --
     Inventories .................................       135,201          6,295
     Due from related party ......................        30,574           --
     Other current assets ........................       109,811          6,433
                                                     -----------    -----------
Total Current Assets .............................       669,551        534,785
                                                     -----------    -----------

Property, Plant and Equipment - net ..............     1,477,148         63,643

Deposits .........................................          --           25,794
                                                     -----------    -----------
Total Assets .....................................   $ 2,146,699    $   624,222
                                                     ===========    ===========

Liabilities and Stockholders' Equity (Deficiency)

Current Liabilities
     Short-term loans ............................   $   283,930    $      --
     Due to related party ........................          --           26,902
     Convertible note payable to related party ...       100,000           --
     Accounts payable and accrued liabilities ....       737,636         44,862
     Current portion of long-term liabilities ....       133,298          6,996
                                                     -----------    -----------
Total Current Liabilities ........................     1,254,864         78,760
                                                     -----------    -----------

Long-Term Liabilities, less current portion ......     1,102,958        151,346

Stockholders' (Deficit) Equity
     Common stock - par value $0.001 per share,
     50,000,000 shares authorized, 30,891,676
     shares and 12,356,670 shares issued and
     outstanding at December 31, 2003 and 2002,
     respectively ................................        30,892         12,357
     Additional paid-in capital ..................     1,184,108        452,643
     Deficit accumulated during the development
        stage ....................................    (1,426,123)       (70,884)
                                                     -----------    -----------
Total Stockholders' Equity (Deficiency) ..........      (211,123)       394,116
                                                     -----------    -----------

Total Liabilities and Stockholders' Equity
   (Deficiency) ..................................   $ 2,146,699    $   624,222
                                                     ===========    ===========

See  accompanying   independent  auditors'  report  and  notes  to  consolidated financial statements.

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                              FOR THE
                                                             FOR THE       PERIOD FROM
                                                           PERIOD FROM     JUNE 5, 2002
                                                           JUNE 5, 2002     (INCEPTION)
                                                           (INCEPTION)        THROUGH
                                            YEAR ENDED       THROUGH        DECEMBER 31,
                                           DECEMBER 31,    DECEMBER 31,        2003
                                               2003            2002        (CUMULATIVE)
                                           ------------    ------------    ------------
Net Sales ..............................   $     40,031    $       --      $     40,031

Cost of Sales ..........................         30,294            --            30,294
                                           ------------    ------------    ------------

Gross Profit ...........................          9,737            --             9,737
                                           ------------    ------------    ------------

Operating Expenses:
   Consulting and professional fees ....        545,787          21,816         567,603
   Directors' compensation .............        347,110             906         348,016
   Salaries ............................         97,534          12,393         109,927
   Other ...............................         87,733           3,537          91,270
   Travel and entertainment ............         68,182          11,540          79,722
   Research and development ............         63,434           6,165          69,599
   Reverse merger costs ................         50,336            --            50,336
   Rent ................................         27,570           1,800          29,370
   Office and telephone expense ........         27,477           9,227          36,704
   Insurance ...........................         19,005           2,938          21,943
   Depreciation ........................         18,585             305          18,890
                                           ------------    ------------    ------------
                                              1,352,753          70,627       1,423,380
                                           ------------    ------------    ------------

Loss Before Interest Expense and
   Provision for Income Taxes ..........     (1,343,016)        (70,627)     (1,413,643)

Interest Expense .......................         12,223             257          12,480
                                           ------------    ------------    ------------

Loss Before Provision for Income Taxes .     (1,355,239)        (70,884)     (1,426,123)


Provision for Income Taxes .............           --              --              --
                                           ------------    ------------    ------------

Net Loss ...............................     (1,355,239)        (70,884)     (1,426,123)
                                           ============    ============    ============


Net Loss per Common Share - Basic
   and Diluted .........................   $      (0.11)   $      (0.01)

Weighted Average Number of Common Shares
   Outstanding - Basic and Diluted .....     12,356,670      12,356,670

See  accompanying   independent  auditors'  report  and  notes  to  consolidated financial statements.

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
                  FOR THE PERIOD FROM JUNE 5, 2002 (INCEPTION)
                     THROUGH DECEMBER 31, 2003 (CUMULATIVE)


                                                                                DEFICIT
                                                                               ACCUMULATED       TOTAL
                                          COMMON STOCK           ADDITIONAL    DURING THE     STOCKHOLDERS'
                                    -------------------------     PAID-IN      DEVELOPMENT      EQUITY
                                       SHARES        AMOUNT       CAPITAL         STAGE       (DEFICIENCY)
                                    -----------   -----------   -----------    -----------    -----------
Balance, June 5, 2002 (Inception)          --     $      --     $      --      $      --      $      --

Issuance of common stock ........    12,356,670        12,357       452,643           --          465,000

Net loss for the period from
  June 5, 2002 (Inception) to
  December 31, 2002 .............          --            --            --          (70,884)       (70,884)
                                    -----------   -----------   -----------    -----------    -----------
Balance, December 31, 2002
                                     12,356,670        12,357       452,643        (70,884)       394,116

Shares issued to consultants for
  services ......................    10,503,170        10,503       414,497           --          425,000

Shares issued to directors as
  directors' compensation .......     8,031,836         8,032       316,968           --          325,000

Net loss for the year ended
  December 31, 2003 .............          --            --            --       (1,355,239)    (1,355,239)
                                    -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2003 ......    30,891,676   $    30,892   $ 1,184,108    $(1,426,123)   $  (211,123)
                                    ===========   ===========   ===========    ===========    ===========

See  accompanying   independent  auditors'  report  and  notes  to  consolidated financial statements.

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                                                                  FOR THE
                                                                  FOR THE       PERIOD FROM
                                                                PERIOD FROM    JUNE 5, 2002
                                                                JUNE 5, 2002    (INCEPTION)
                                                                (INCEPTION)       THROUGH
                                                  YEAR ENDED      THROUGH      DECEMBER 31,
                                                 DECEMBER 31,   DECEMBER 31,       2003
                                                     2003           2002       (CUMULATIVE)
                                                 -----------    -----------    -----------
OPERATING ACTIVITIES
Net loss .....................................   $(1,355,239)   $   (70,884)   $(1,426,123)
Adjustments to reconcile net loss to net
cash used in operating activities:
Issuance of common stock for services ........       425,000           --          425,000
Issuance of common stock for directors'
    compensation .............................       325,000           --          325,000
Depreciation and amortization ................        35,163            305         35,468
Sources and (uses) of cash from changes
   in operating assets and liabilities:
Accounts receivable ..........................       (45,235)          --          (45,235)
Inventories ..................................      (128,906)        (6,295)      (135,201)
Other current assets .........................      (103,378)        (6,433)      (109,811)
Deposits .....................................        25,794        (25,794)          --
Accounts payable and accrued liabilities .....       692,774         44,862        737,636
Due (from) to related party ..................       (57,476)        26,902        (30,574)
                                                 -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES ........      (186,503)       (37,337)      (223,840)
                                                 -----------    -----------    -----------

INVESTING ACTIVITIES
    Expenditures for property and equipment ..    (1,448,668)       (63,948)    (1,512,616)
                                                 -----------    -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES ........    (1,448,668)       (63,948)    (1,512,616)
                                                 -----------    -----------    -----------

FINANCING ACTIVITIES
   Increase in restricted cash ...............      (300,000)          --         (300,000)
   Proceeds from sale of common stock ........          --          465,000        465,000
   Proceeds from short-term loans ............       283,930           --          283,930
   Proceeds from convertible note due to a
      related party ..........................       100,000           --          100,000
   Proceeds from long-term borrowings ........     1,077,914        158,342      1,236,256
                                                 -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES ....     1,161,844        623,342      1,785,186
                                                 -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS ..........................      (473,327)       522,057         48,730


CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD       522,057           --             --
                                                 -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD .....   $    48,730    $   522,057    $    48,730
                                                 ===========    ===========    ===========

See  accompanying   independent  auditors'  report  and  notes  to  consolidated financial statements.

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

KIWA Bio-Tech Products Group Ltd. ("KIWA") was incorporated on June 5, 2002 in the British Virgin Islands ("BVI"). KIWA has been a development stage enterprise since its inception as defined under Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises". On October 11, 2002, KIWA established a wholly-owned subsidiary, KIWA Bio-Tech Products (Shandong) Co., Ltd. ("KIWA-SD") in Zoucheng City, Shandong Province, People's Republic of China ("PRC").

Through KIWA-SD, KIWA intends to develop, manufacture, distribute and market innovative, cost-effective, and environmentally safe bio-technological products for the agriculture, natural resources and environmental protection markets, primarily in the PRC. Activities to date have included conducting research and development, acquiring and developing intellectual property, raising capital, and identifying strategic acquisitions.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of KIWA and its wholly-owned subsidiary (collectively, the "Company"). All significant inter-company balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements". Sales represent the invoiced value of goods, net of value added tax ("VAT"), supplied to customers, and are recognized upon delivery of goods and passage of title.

All of the Company's sales made in the PRC are subject to the PRC value-added tax at rates ranging from 13% to 17% ("output VAT"). Such output VAT is payable after offsetting VAT paid by the Company on purchases ("input VAT").

USE OF ESTIMATES

The preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COUNTRY RISK

As the Company's principal operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency exchange limitations encountered in the PRC. The Company's results of operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, among other things.

In addition, all of the Company's transactions undertaken in the PRC are denominated in Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC may be considered. Both the conversion of

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


RMB into foreign currencies and the remittance of foreign currencies abroad require the approval of the PRC government.

CASH AND CASH EQUIVALENTS

Highly liquid investments with a maturity of three months or less at the time of acquisition are considered to be cash equivalents.

CREDIT RISK

The Company performs ongoing credit evaluations of its customers and intends to establish an allowance for doubtful accounts when amounts are not considered fully collectable. Management of the Company believes the accounts receivable balance as of December 31, 2003 will be fully collected.

INVENTORIES

Inventories, which include raw materials, work-in-progress, finished goods and low-value consumables, are stated at the lower of cost, determined on the weighted-average method, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs to complete and dispose.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized while minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets after taking into account the estimated residual value. The estimated useful lives are as follows:

         Buildings                             30-35 years

         Machinery and equipment               3-10 years

IMPAIRMENT OF LONG-LIVED ASSETS

The Company tests its investment in long-lived assets, including property and equipment, for recoverability whenever events or changes in circumstances indicate the net carrying amount may not be recoverable.

CONSTRUCTION IN PROGRESS

Construction in progress ("CIP") includes all costs incurred during the preparation period before commencement of construction and until the asset is ready for its intended use. CIP is transferred to fixed assets when the asset is substantially ready for its intended use. The imputation of interest or capitalization of interest during the construction period is not considered applicable to the Company because the Company obtained construction financing on an interest free basis from the local PRC government. In addition, repayment of a substantial portion of the loans are to be determined based on achieving specified levels of future profitability. Therefore, the loans do not have a determinable repayment date.

ADVERTISING

The Company charges all advertising costs to expense as incurred. Advertising expense for the year ended December 31, 2003 was $4,788. The Company did not incur any advertising expense for the period from June 5, 2002 (Inception) to December 31, 2002.

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

OPERATING LEASES

Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

INCOME TAXES

Income taxes are computed using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements' carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in the years in which these temporary differences are expected to reverse. Valuation allowances are provided against deferred tax assets that are not expected to be realized. There were no material deferred tax assets or liabilities as of December 31, 2003 and 2002.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company is the Renminbi ("RMB"). Transactions denominated in foreign currencies are translated into RMB at the unified exchange rates quoted by the People's Bank of China, prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into RMB using the applicable unified exchange rates prevailing at the balance sheet date.

Translations of amounts from RMB into United States ("US$") were at US $1.00 = RMB 8.3 for the year ended December 31, 2003 and for the period from June 5, 2002 (Inception) to December 31, 2002. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate or at any other rate. Due to the stability of the RMB during the periods covered by the consolidated financial statements, no material exchange differences exist.

NET LOSS PER COMMON SHARE

Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that would occur if dilutive securities, such as stock options, warrants and convertible debt, were exercised. There were no potentially dilutive securities outstanding at December 31, 2002 and 2003. Accordingly, basic and diluted loss per common share is the same for all periods presented. The loss per common share calculation for all periods presented herein reflects the retroactive restatement of the stockholders' equity (deficiency) section of the balance sheet to reflect the March 2004 recapitalization of KIWA (see Note 16).

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN45"). FIN45 elaborates on the existing disclosure for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, a company must recognize an initial liability for the fair market value of obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


implemented the disclosure provisions of FIN45 in its December 31, 2002 and 2003 financial statements, without significant impact.

In January 2003 (as revised in December 2003), the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements" ("FIN46"). FIN46, as revised, addresses consolidation by business enterprises of variable interest entities, which have one or both or the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other financial interests that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

FIN46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

The consolidation requirements of FIN46 are required to be implemented for any variable interest entity created on or after January 31, 2003. In addition, FIN46 requires disclosure of information regarding guarantees or exposures to loss relating to any variable interest entity existing prior to January 31, 2003 in financial statements issued after January 31, 2003. The implementation of the provisions of FIN46, as revised, is not expected to have a significant effect on the Company's consolidated financial statement presentation or disclosure.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, could be accounted for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under SFAS No. 150 are obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or which vary inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of SFAS No. 150 are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

The adoption of SFAS No. 150 is not expected to have a material impact on the Company's consolidated financial statement presentation or disclosure.

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 2 - DEVELOPMENT ACTIVITIES

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern and the realization of assets and the liquidation of liabilities in the normal course of business. However, during the year ended December 31, 2003, the Company incurred a net loss of $1,355,239, and at December 31, 2003, the Company's current liabilities exceeded its current assets by $585,313 and it had a stockholders' deficiency of $211,123. In addition, the Company continues to develop its manufacturing facility, and has not generated significant revenues from its planned principal operations. Those factors create uncertainty about the Company's ability to continue as a going concern.

As of December 31, 2003, the Company has obtained non-interest bearing loans from the local PRC government of approximately $1,183,000 on favorable repayment terms. In March 2004, the Company initiated a reverse merger transaction with a publicly held shell company in the United States. During the next 12 months, to the extent the Company cannot generate sufficient working capital from product sales to fund its business operations, the Company intends to raise capital from the sale of debt or equity securities (see Note 16). As the Company is still in the development stage, there can be no assurances that the Company will be able to obtain funds sufficient to continue its operations during the next 12 months.

NOTE 3 - INVENTORIES

Inventories consisted of the following at December 31:

                                                     2003             2002
                                                 -----------      -----------
         Raw materials....................       $    23,497      $     2,295
         Work in progress.................           111,390            4,000
         Finished goods...................               314                -
                                                 -----------      -----------

                                                 $   135,201      $     6,295
                                                 ===========      ===========


NOTE 4 - OTHER CURRENT ASSETS

Other current assets consisted of the following at December 31:

                                                    2003               2002
                                                 -----------      -----------
         Advances.........................       $    66,002      $         -
         Deposits.........................            31,644            6,433
         VAT receivable...................             7,127                -
         Prepaid expenses.................             5,038                -
                                                 -----------      -----------

                                                 $   109,811      $     6,433
                                                 ===========      ===========


Advances consisted of petty cash and travel advances to our employees for business purposes, and the prepayment for expenses associated with the reverse merger transaction in the United States (see Note 16).

Deposits   consisted  of  various   deposits  for  raw   materials,   utilities,
telecommunications and insurance.

VAT receivable consisted of the balance of input VAT that is greater than output VAT as of December 31, 2003

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31:

                                                2003           2002
                                            -----------    -----------
         Buildings ......................   $ 1,045,599    $      --
         Machinery and equipment ........       312,784          3,850
         Autos ..........................        97,485         56,247
         Construction in progress .......        45,108          2,500
         Office equipment ...............        11,640          1,351
                                            -----------    -----------
                                              1,512,616         63,948
         Less: accumulated depreciation .       (35,468)          (305)
                                            -----------    -----------
                                            $ 1,477,148    $    63,643
                                            ===========    ===========

Depreciation expense for the year ended December 31, 2003 and for the period from June 5, 2002 (Inception) through December 31, 2002 was $35,163 and $305, respectively.

NOTE 6 - LAND USE RIGHTS

Private ownership of land is not allowed in the PRC. Rather, entities acquire the right to use the land for a designated term. In accordance with an agreement signed by the local government in Zoucheng City, Shandong Province, PRC, and KIWA-SD, the land underlying the Company's manufacturing facility was assigned to KIWA-SD for up to a 10-year period free of land use costs. In the event KIWA-SD becomes profitable, it will have the option to acquire the land use rights for a period up to 50 years. In accordance with the agreement, the consideration to acquire the land use rights will not exceed RMB 8,000,000 (approximately $966,569 at the exchange rate of RMB 8.3 = US$1.00). Such land use rights cannot be mortgaged or resold without full payment of the above consideration. As of December 31, 2003, KIWA-SD has not exercised its option to acquire the land use rights.

NOTE 7 - SHORT-TERM LOANS

As of December 31, 2003, short-term loans consisted of RMB bank loans secured by a US dollar deposit of $300,000, maturing on various dates through June 2004, with interest rates ranging from 5.04% to 6.9% per annum.

NOTE 8 - CONVERTIBLE NOTE PAYABLE TO RELATED PARTY

The Company obtained an unsecured loan of $100,000 from China Star Investment Group ("China Star"), a company which is 10% owned by a major stockholder of the Company. China Star has the right to convert the note into shares of the Company's common stock based on an agreed-upon conversion price of $0.25 per share at any time prior to the repayment date, after the Company completes a reverse merger transaction in the United States (see Note 16). The note is scheduled to mature on October 20, 2004 and bears interest at 12% per annum, payable on the maturity date of the note or on the date China Star exercises its conversion right. In March 2004, China Star waived its rights to convert the loan into shares of the Company's common stock.

NOTE 9 - ADVANCES TO AND FROM RELATED PARTY

The Company has participated in various transactions with China Star. The balance due from China Star at December 31, 2003 of $30,574 results from unsecured, non-interest bearing cash advances which are due on demand. The balance due to China Star at December 31, 2002 of $26,902 was mainly related to pre-operating expenses that China Star paid on behalf of the Company before it was incorporated in the PRC.

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 10 - LONG-TERM LIABILITIES

Long-term liabilities consisted of the following at December 31:

                                                            2003         2002
                                                         ----------   ----------
Unsecured note payable to the local PRC government,
  non-interest  bearing, becoming due within three
  years from KIWA-SD's first profitable year on a
  formula basis, interest has not been imputed due
  to the undeterminable repayment date ...............   $1,063,226   $  120,814

Unsecured note payable to the local PRC government,
  non-interest bearing, 50% of the loan balance
  becomes due in October 2004, thereafter, the
  remaining balance is due on demand, interest has
  not been imputed due to the undeterminable
  repayment date .....................................      120,821         --

Note payable to a bank, payable in monthly
  installments of $735 secured by  an automobile,
  bearing an interest rate of 5.32% per annum,
  maturing in October 2007 ...........................       30,536       37,528

Note payable to a bank, payable in monthly
  installments of $425, secured by an automobile,
  bearing an interest rate of 5.02% per annum,
  maturing in March 2008 .............................       21,673         --
                                                         ----------   ----------

                                                         $1,236,256   $  158,342
                                                         ==========   ==========

Maturities of notes payable as of December 31, 2003 are as follows:

         Years Ending December 31,

         2004...................................        $   133,298
         2005...................................             12,879
         2006...................................             13,303
         2007...................................             12,276
         2008...................................              1,274
         Thereafter.............................          1,063,226
                                                        -----------

                                                         $1,236,256


NOTE 11 - LEASE COMMITMENTS

The Company leases an office facility under an operating lease expiring in May 2004 with an aggregate monthly lease payment of approximately $2,880. Rent expense under the operating lease for the year ended December 31, 2003 was $27,570. At December 31, 2003, the Company's future minimum lease payments required under the operating lease are $12,551 for the year ending December 31, 2004.

NOTE 12 - TAXATION

In accordance with the relevant tax laws in the PRC, KIWA-SD would normally be subject to a corporate income tax rate of 30% on its taxable income. However, in accordance with the relevant tax laws in the PRC, KIWA-SD is exempt from corporate income taxes for its first two profit making years and is entitled to a 50% tax reduction for the

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


succeeding three years. KIWA-SD has not provided for any corporate income taxes since it had no taxable income for the year ended 2003 and the period from June 5, 2002 (Inception) through December 31, 2002.

In accordance with the relevant tax laws in the BVI, KIWA, as an International Business Company, is exempt from income taxes.

NOTE 13 - COMMON STOCK ISSUED FOR SERVICES

On December 31, 2003, the Company issued shares of common stock in exchange for consulting services provided by our various consultants and directors as follows:

                                                                     AMOUNTS
                                               NUMBER OF    -------------------------
SHARES ISSUED TO                                SHARES      CONSULTANTS    DIRECTORS
                                              -----------   -----------   -----------
InvestLink (China) Limited (formerly
  known as Peace Land Venture Ltd.)
  for services in corporate and product
  development .............................     6,178,334   $   250,000   $      --

Guisheng Chen, Director, for services
  in controlling product formulas and
  guiding technology development ..........     4,633,751          --         187,500

Dejun Zou, Director, for services
  in fundraising with the People's Republic
  of China government agents ..............     3,089,168          --         125,000

Times Crossword Investment Ltd., for
  services in fundraising .................     3,089,168       125,000          --

Lianjun Luo, Director, for services in
  accounting and finance management .......       308,917          --          12,500

Bin Qu, for services in research and
  development .............................       308,917        12,500          --

Nian James Zhan, for services in strategic
  business development ....................       308,917        12,500          --

Yunlong Zhang, for services in marketing
  and distribution channel development ....       308,917        12,500          --

Yuhong Pang, for services in product
  and technology development ..............       308,917        12,500          --
                                              -----------   -----------   -----------

                                               18,535,006   $   425,000   $   325,000
                                              ===========   ===========   ===========


In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and the Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), the Company has accounted for the consulting services performed based on the fair market value of the Company's common stock at the date of its issuance. Management has estimated the fair market value of the

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


Company's common stock as of December 31, 2003 to be $0.25 per share. Management's estimate is based upon the conversion price option of the convertible loan agreement entered into in January 2004 with a non-US investor (see Note 16). For the year ended December 31, 2003, the Company charged to expense a total of $425,000 associated with these consulting agreements.

On December 31, 2003, the Company's Board of Directors approved a compensation arrangement for certain directors who performed services on behalf of the Company during 2003. The Company issued 8,031,836 shares of common stock to certain directors for such services. The value of such services has been determined as set forth in the preceding paragraph. For the year ended December 31, 2003, the Company charged to expense a total of $325,000 associated with directors' compensation.

NOTE 14 - MAJOR CUSTOMERS AND SUPPLIERS

Two customers accounted for 66% and 34% of the Company's net sales for the year ended December 31, 2003.

Four suppliers accounted for 23%, 16%, 15% and 13%, respectively, of the Company's net purchases for the year ended December 31, 2003.

NOTE 15 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year ended December 31, 2003 and the period from June 5, 2002 (Inception) through December 31, 2002 was as follows:

                                                      2003               2002
                                                  -----------        -----------
         Interest..........................       $     8,181        $       340
         Income taxes......................              --                --

The  Company  issued  common  stock  for  consulting   services  and  directors'
compensation of $425,000 and $325,000, respectively, during the year ended December 31, 2003.

NOTE 16 - SUBSEQUENT EVENTS

CONVERTIBLE LOAN AGREEMENTS

In January and March 2004, KIWA entered into convertible loan agreements with two individual non-US investors in the amounts of $500,000 and $200,000, respectively, with each loan bearing an interest rate of 12% per annum. The principal and interest payments on the January 2004 loan are due in September 2004, and the principal and interest payments due on the March 2004 loan are due in June 2004. Prior to the respective maturity dates, both lenders were offered an option to convert the loan amounts into common stock at a conversion price of $0.25 per share.

REVERSE MERGER TRANSACTION

In March 2004, Tintic Gold Mining Company ("TTGM") issued 30,891,676 shares of common stock in exchange for 100% of the outstanding shares of common stock of KIWA. In connection with the transaction, TTGM changed its name to Kiwa Bio-tech Products Group Corporation ("KBPGC"). For accounting purposes, this transaction was treated as an acquisition of KBPGC and a recapitalization of KIWA. Accordingly, KBPGC is considered the legal acquirer and KIWA is considered the accounting acquirer. As a result of the reverse merger transaction, the stockholders' equity (deficiency) section of the balance sheet, as well as all share and per share amounts presented herein, have been retroactively restated for all periods presented to reflect the reverse merger transaction.

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


STOCK SPLIT

KBPGC effected a 4-for-1 forward split of its outstanding shares of common stock effective March 29, 2004, in conjunction with the reverse merger transaction described above. All share and per share amounts presented herein have been adjusted to reflect the forward stock split.

SUBSCRIPTION AGREEMENT

On April 6, 2004, KBPGC signed a subscription agreement with a non-US investor to sell 6,000,000 shares of the Company's restricted common stock at $0.40 per share, for gross proceeds of $2,400,000. The transaction was expected to settle on April 30, 2004. On April 28, 2004, the investor requested an extension of time of 30 to 60 days to settle the transaction. The Company is considering the request and may grant the extension.

--------------------------------------    --------------------------------------







YOU SHOULD  RELY ON THE  INFORMATION               45,277,605 Shares
CONTAINED  IN  THIS  PROSPECTUS.  WE                  Common Stock
HAVE NOT  AUTHORIZED  ANYONE TO GIVE
YOU INFORMATION  DIFFERENT THAN THAT
CONTAINED  IN THIS  PROSPECTUS.  THE
SELLING STOCKHOLDERS ARE OFFERING TO
SELL SHARES OF COMMON  STOCK ONLY IN             KIWA BIO-TECH PRODUCTS
JURISDICTIONS WHERE OFFERS AND SALES                GROUP CORPORATION
ARE   PERMITTED.   THE   INFORMATION
CONTAINED  IN  THIS   PROSPECTUS  IS
CURRENT   ONLY   AS  OF  ITS   DATE,
REGARDLESS  OF THE TIME YOU  RECEIVE
THIS PROSPECTUS.




                                                    ----------------

                                                       PROSPECTUS
                                                    ----------------











                                                    ___________, 2004






--------------------------------------    --------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws authorize us to indemnify, and our Certificate of Incorporation include an indemnification provision under which we have agreed to indemnify, to the fullest extent permitted by the Delaware General Corporation Law, our directors and officers from and against certain claims arising from or related to future acts or omissions as one of our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

Registration Fee - Securities and Exchange Commission .......      $    1,434.17

Accounting Fees and Expenses ................................           8,000.00

Legal Fees and Expenses .....................................          20,000.00

Miscellaneous ...............................................           2,000.00
                                                                   -------------

TOTAL .......................................................      $   31,434.17
                                                                   =============

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         We have issued the following securities in the past three years without registering them under the Securities Act:


         On April 12, 2004, we entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing", which was originally granted by the PRC Patent Bureau on July 12, 1996. The purchase consideration was $480,411, of which $30,205 was paid in cash at signing of the agreement and an additional $30,206 cash payment was still outstanding and accrued at September 30, 2004. In addition, as part of the purchase price, we issued 1,000,000 shares of common stock in September 2004, valued at $0.42 per share based on its fair market value on July 20, 2004 (aggregate value $420,000) which is the date when the application for the patent right holder alternation registration was approved.


         On June 8, 2004, Kao Ming Investment Company converted a $500,000 convertible note into 2,000,000 shares of our common stock at the agreed upon conversion price of $0.25 per share. The shares were issued to Tze Ming Hsu. Kao Ming Investment Company is an unrelated party located outside the United States.

         On June 8, 2004, JZU HSIANG Trading Co. Ltd converted a $200,000 convertible note into 800,000 shares of our common stock at the agreed upon conversion price of $0.25 per share. The shares were issued to Sue-Chen Wang, Wen-Jen Lee, Wai Sun Chan and Zheng Wang. JZU HSIANG Trading Co. Ltd is an unrelated party located outside the United States.

         On May 24, 2004, in connection with our engagement of Cinapsys, Inc. for investor relations services, we agreed to issue a one-time stock payment of 75,000 shares or our common stock at an agreed upon value of $0.45 per share, the closing price on May 24, 2004, for an aggregate value of $33,750. We have agreed with Cinapsys, Inc. to issue the stock at the end of the engagement.



         On March 30, 2004, the Company granted a non-statutory stock option to a consultant to purchase 300,000 shares of common stock exercisable at $0.20 per share for ten years in consideration of services rendered. Upon exercise of the option, the Company would receive gross proceeds of $60,000. The fair value of this option was determined to be approximately $0.57 per share pursuant to the Black-Scholes option pricing model.

         Effective March 11, 2004, the Company issued WestPark Capital, Inc., a financial advisor to the Company, a warrant to purchase 1,747,000 shares of common stock exercisable at $0.20 per share for a term of six years in consideration of financial advisory services rendered. Upon exercise of the option, the Company would receive gross proceeds of $349,400. The fair value of this warrant was determined to be approximately $0.54 per share pursuant to the Black-Scholes option-pricing model.

         Pursuant to that certain Agreement and Plan of Merger, dated March 11, 2004, in exchange for 100% of the issued and outstanding shares of Kiwa Bio-Tech Products Group Limited, the Kiwa Bio-Tech Products Group Limited shareholders were issued 30,891,676 shares of the Company's common stock. Based on the closing price of the Company's common stock on the closing date of the merger as reported on the OTC Bulletin Board, the aggregate value of the shares of common stock issued to the former Kiwa Bio-Tech Products Group Limited shareholders was $3,861,460.

         In December 2003, the Company issued 228,304 shares of common stock for services rendered valued at approximately $5,708 or $.025 per share.

         In February 2003, the Company issued 2,146,444 shares of common stock to members of the board of directors, the Company's legal counsel and stockholders for services rendered valued at approximately $53,661, or $.025 per share.

         In December 2002, the Company issued 536,612 shares of common stock for services rendered valued at approximately $23,477 or $.04375 per share.

         In December 2001, the Company issued 200,024 shares of common stock for services rendered valued at approximately $15,000 or $.075 per share.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act. In each instance, the purchaser had access to sufficient information regarding our company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in our securities.

ITEM 27.          EXHIBITS

The following exhibits are included as part of this Form SB-2.

EXHIBIT
NUMBER                                EXHIBIT DESCRIPTION
-------                               -------------------

3.1               Certificate of Incorporation, effective as of July 21, 2004. *

3.2               Bylaws, effective as of July 22, 2004. *

5.1               Opinion and Consent of Stubbs Alderton & Markiles, LLP. *

10.1              Standby  Equity  Distribution  Agreement,  dated July 6, 2004,
                  between  Cornell  Capital  Partners,   LP  and  Kiwa  Bio-Tech
                  Products Group Corporation. *

10.2              Placement  Agent  Agreement,   dated  July  6,  2004,  between
                  Newbridge Securities Corporation and Kiwa Bio-Tech Products Group Corporation. *

10.3 Registration Rights Agreement, dated July 6, 2004, between Cornell Capital Partners, LP and Kiwa Bio-Tech Products Group Corporation. *

10.4 Warrant Purchase Agreement, dated March 11, 2004, issued to Westpark Capital, Inc. (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed May 20, 2004).

10.5 Patent Transfer Agreement dated April 12, 2004, between the Company and China Agricultural University.


10.6 Contract of Project of Venture Capital of Zhoucheng Science & Technology Plan (Contract No.: 2004) among KIWA Bio-Tech Products (Shandong) Company, Zoucheng Science & Technology Bureau and Zhoucheng Branch of China Commercial Bank of ICBC.*


10.7 Contract of Project of Venture Capital of Zhoucheng Science & Technology Plan (Contract No.: 2002) among KIWA Bio-Tech Products (Shandong) Company, Zoucheng Science & Technology Bureau and Zhoucheng Branch of China Commercial Bank of ICBC.


10.8 Convertible Loan Agreement dated October 20, 2003 between China Star Investment Group and Kiwa Bio-Tech Products Group Ltd., including letter amendment thereto dated August 1, 2004.*

10.9 Commercial Lease Agreement dated April 1, 2004 between Kiwa Bio-Tech Products Group Corporation and China Star Investment Company.*

10.10 Convertible Loan Agreement dated September 2004 among Kiwa Bio-Tech Products Group Corporation and Young San Kim and Song
                  N. Bang (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed November 15, 2004).

10.11 Common Stock Warrant dated September 23, 2004, issued by Kiwa Bio-Tech Products Group Corporation to Young San Kim (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed November 15, 2004).

10.12 Common Stock Warrant dated September 23, 2004, issued by Kiwa Bio-Tech Products Group Corporation to Song N. Bang (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed November 15, 2004).

10.13             Employment   Agreement  dated  March  18,  2003  between  Kiwa
                  Bio-Tech Products Group and Lianjun Luo.

10.14             Employment   Agreement  dated  March  18,  2003  between  Kiwa
                  Bio-Tech Products Group and Bin Qu.

10.15 Loan Agreement dated July 2004 between Kiwa Bio-Tech Products Group Corporation and China Star Investment Group.


23.1              Consent of Grobstein, Horwath & Company, LLP.

23.2              Consent of Stubbs Alderton & Markiles, LLP (see Exhibit 5.1).*

----------
  *  Previously filed.

ITEM 28.          UNDERTAKINGS

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)    Include   any   additional   or   changed    material
                           information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Industry, State of California, on November 22, 2004.


                                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION

                                      /S/ WEI LI
                                    ---------------------------
                                    Wei Li
                                    Chief Executive Officer

                                      /S/ LIAN-JUN LUO
                                    ---------------------------
                                    Lian-jun Luo
                                    Chief Financial Officer and
                                    Chief Accounting Officer

         Each person whose signature appears below constitutes and appoints Wei Li and James Nian Zhan, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                   Date                    Title
---------                   ----                    -----


  /S/ WEI LI                November 22, 2004       Chief Executive Officer and
-----------------------                             Chairman of the Board
Wei Li


  /S/ LIAN-JUN LUO          November 22, 2004       Chief Financial Officer and
-----------------------                             Director (Principal
Lian-jun Luo                                        Accounting and Financial
                                                    Officer) and Director


 /S/ JAMES NIAN ZHAN        November 22, 2004       Secretary and Director
-----------------------
James Nian Zhan


  /S/ DA-CHUNG JU           November 22, 2004       Director
-----------------------
Da-chang Ju


  /S/ YUN-LONG ZHANG        November 22, 2004       Director
-----------------------
Yun-long Zhang

                                  EXHIBIT INDEX

The following exhibits are included as part of this Form SB-2.

EXHIBIT
NUMBER                                EXHIBIT DESCRIPTION
-------                               -------------------

3.1               Certificate of Incorporation, effective as of July 21, 2004. *

3.2               Bylaws, effective as of July 22, 2004. *

5.1               Opinion and Consent of Stubbs Alderton & Markiles, LLP. *

10.1              Standby  Equity  Distribution  Agreement,  dated July 6, 2004,
                  between  Cornell  Capital  Partners,   LP  and  Kiwa  Bio-Tech
                  Products Group Corporation. *

10.2              Placement  Agent  Agreement,   dated  July  6,  2004,  between
                  Newbridge Securities Corporation and Kiwa Bio-Tech Products Group Corporation. *

10.3 Registration Rights Agreement, dated July 6, 2004, between Cornell Capital Partners, LP and Kiwa Bio-Tech Products Group Corporation. *

10.4 Warrant Purchase Agreement, dated March 11, 2004, issued to Westpark Capital, Inc. (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed May 20, 2004).

10.5 Patent Transfer Agreement dated April 12, 2004, between the Company and China Agricultural University.


10.6 Contract of Project of Venture Capital of Zhoucheng Science & Technology Plan (Contract No.: 2004) among KIWA Bio-Tech Products (Shandong) Company, Zoucheng Science & Technology Bureau and Zhoucheng Branch of China Commercial Bank of ICBC.*


10.7 Contract of Project of Venture Capital of Zhoucheng Science & Technology Plan (Contract No.: 2002) among KIWA Bio-Tech Products (Shandong) Company, Zoucheng Science & Technology Bureau and Zhoucheng Branch of China Commercial Bank of ICBC.


10.8 Convertible Loan Agreement dated October 20, 2003 between China Star Investment Group and Kiwa Bio-Tech Products Group Ltd., including letter amendment thereto dated August 1, 2004.*

10.9 Commercial Lease Agreement dated April 1, 2004 between Kiwa Bio-Tech Products Group Corporation and China Star Investment Company.*

10.10 Convertible Loan Agreement dated September 2004 among Kiwa Bio-Tech Products Group Corporation and Young San Kim and Song
                  N. Bang (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed November 15, 2004).

10.11 Common Stock Warrant dated September 23, 2004, issued by Kiwa Bio-Tech Products Group Corporation to Young San Kim (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed November 15, 2004).

10.12 Common Stock Warrant dated September 23, 2004, issued by Kiwa Bio-Tech Products Group Corporation to Song N. Bang (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed November 15, 2004).

10.13             Employment   Agreement  dated  March  18,  2003  between  Kiwa
                  Bio-Tech Products Group and Lianjun Luo.

10.14             Employment   Agreement  dated  March  18,  2003  between  Kiwa
                  Bio-Tech Products Group and Bin Qu.

10.15 Loan Agreement dated July 2004 between Kiwa Bio-Tech Products Group Corporation and China Star Investment Group.


23.1              Consent of Grobstein, Horwath & Company, LLP.

23.2              Consent of Stubbs Alderton & Markiles, LLP (see Exhibit 5.1).*

----------
  *  Previously filed.